Exhibit 10.3

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS

Table of Contents

Article		Page

I	Definitions	1
II	Preliminary Matters	5
III	Bonds	7
IV	Drawings	7
V	Project Management and Personnel	9
VI	Schedule	12
VII	Project Rules and Procedures	14
VIII	Coordination with Others	14
IX	Utility Services	15
X	Completion of Work	15
XI	Safety and Protection	16
XII	Quality Program	18
XIII	Hazardous and Toxic Wastes and Conditions	18
XIV	Storage and Operations Areas	19
XV	Site Cleanup and Restoration	20
XVI	Routing and Shipments	21
XVII	Titleholder and Risk of Loss	22
XVIII	Materials	22
XIX	Equipment	24
XX	Changes in Scope of Work	24
XXI	Installation Instructions	25
XXII	Deliverables	25
XXIII	Testing and Inspection	25
XXIV	Warranties	26
XXV	Dispute Resolution	28
XXVI	Termination	30
XXVII	Prices and Payment	31
XXVIII	Confidentiality	35
XXIX	Patent Fees and Royalties	35
XXX	Compliance with Laws and PHI Requirements	36
XXXI	Indemnification	37
XXXII	Insurance	38
XXXIII	Audit	38
XXXIV	Force Majeure	39
XXXV	Mechanics’ Liens	40
XXXVI	Subcontracting	40
XXXVII	Miscellaneous	41

ATTACHMENTS

Contract Safety Requirements	Attachment A
Contract Change Authorization Form	Attachment B
Certificate of Substantial Completion	Attachment C
Punchlist	Attachment D
List of Approved Hazardous Waste Disposal Sites	Attachment E
Contractor Final Release of Liens Certificate	Attachment F
Contractor Partial Release of Liens Certificate	Attachment G

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Subcontractor Release of Liens Certificate	Attachment H
Terms Applicable to Work on Gas Facilities	Attachment I

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY

CONSTRUCTION CONTRACT

STANDARD TERMS AND CONDITIONS

Article I	Definitions

As Built Drawings means drawings of Goods in final completed and installed condition.

Affiliate of any entity means any other entity that directly or indirectly controls, is controlled by or is under common control with such entity. An entity shall be deemed to have control of another entity if the controlling entity owns 10% or more of any class of voting securities (or other ownership interests) of the controlled entity or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled entity, whether through ownership of stock, by contract or otherwise.

Attachments shall mean any of the documents designated as “Attachments” that are attached to these Terms and Conditions.

Claim shall have the meaning set forth in Section 25.2.

Confidential Information shall have the meaning set forth in Section 28.

Contract shall have the meaning set forth in Section 2.1.

Contract Change Authorization shall mean a material change to the PO including, but not limited to, changes to: quantities, Contract Milestone Schedule, prices, quality, Site Conditions or the Scope of Work. The term Contract Change Authorization, as used in this Contract, shall have the same meaning and affect as the terms “Change Order” and “Field Change Notice” as those terms may be used from time to time by one or more of the PHI Affiliates.

Contract Change Authorization Form shall mean the form attached hereto as Attachment B that is used by the Parties to effectuate a change in Contract terms, Contract Price or Contract Milestone Schedule in response to a Contract Change Authorization or other event as described in Section 20.1. The Contract Change Authorization Form, as used in this Contract, shall have the same meaning and affect as the “Change Order Forms” and “Field Change Notices” that may be used from time to time by one or more of the PHI Affiliates.

Contract Documents shall have the meaning set forth in Section 2.1.

Contract Milestone Event shall mean an event listed on the Contract Milestone Schedule that identifies an act or occurrence that is being used to measure the Contractor’s progress.

Contract Milestone Schedule shall mean the schedule identified in the PO that describes deadlines for Contractor completion of all or part of the Work. The Contract Milestone Schedule shall identify Contract Milestone Events.

Contract Price shall mean the price for the Work as set forth or referenced in the PO.

Contractor shall mean the entity providing Goods and/or performing the Services as specified in this Contract.

Contractor Final Release of Liens Certificate shall mean the form attached hereto as Attachment F having the meaning set forth in Section 35.1.

Contractor Partial Release of Liens Certificate shall mean the form attached hereto as Attachment G having the meaning set forth in Section 35.1.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Contractor’s Proposal shall mean the proposal submitted by the Contractor in the course of developing the Contract.

Contract Term shall mean the period of time from the effective date of the Contract until termination.

Contractor’s Construction Supervisor shall mean a Contractor employee authorized to act as Contractor’s contact for all matters at the Project Site.

Contractor’s Contract Administrator shall mean a Contractor employee that is designated by the Contractor as being authorized to act as Contractor’s contact and representative for all correspondence and formal communications related to the Contract.

Contractor’s Executive shall have the meaning set forth for such term in Section 25.4.2.

Contractor’s Records shall mean any and all information, materials and data of every kind and character, including without limitation, records, books, documents, subscriptions, recordings, agreements, purchase orders, leases, contracts, commitments, arrangements, notes, daily diaries, superintendent reports, drawings, receipts, vouchers and memoranda, and any and all other agreements, sources of information and matters that may, in PHI’s reasonable judgment, have any bearing on or pertain to any matters, rights, duties or obligations under or covered by the Contract. Contractor’s Records shall be deemed to include hard copy, as well as computer readable data, written policies and procedures, time sheets, payroll registers, payroll records, cancelled payroll checks, subcontract files (including proposals of successful and unsuccessful bidders, bid recaps, etc.), original estimates, estimating work sheets, correspondence, change order files (including documentation covering negotiated settlements), backcharge logs and supporting documentation, invoices and related payment documentation, general ledger entries detailing cash and trade discounts earned, insurance rebates and dividends, and any other items that may be used by PHI to adequately permit evaluation and verification of: (i) Contractor compliance with Contract requirements, (ii) Contractor compliance with PHI’s business ethics policies; and (iii) Contractor compliance with Contract provisions for pricing change orders, invoices or claims submitted by the Contractor or any of its Subcontractors. Contractor shall be required to preserve the Contractor’s Records for a period of three years after final payment under the Contract.

Design Documents shall have the meaning set forth in Section 4.1.1.

Disposal Location shall have the meaning set forth in Section 13.4.

Dispute shall have the meaning set forth for such term in Section 25.1

Dispute Notice shall have the meaning set forth for such term in Section 25.4.1.

Dispute Resolution Procedure shall mean the procedure described in Section 25.4.

Drawings shall mean As-built Drawings, field installation, original design and Shop Drawings, when referred to together.

Equipment shall have the meaning set forth in Section 19.1.

Excused Delay shall have the meaning set forth in Section 6.3.2.

Executive Settlement shall have the meaning set forth for such term in Section 25.4.2.

Extra Work shall mean changes in the amount of Work occasioned by a Contract Change Authorization issued by PHI.

Final Completion shall have the meaning set forth for such term in Section 10.2.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Final Invoice shall have the meaning set forth for such term in Section 27.5.

F.O.B. shall mean Free on Board.

Force Majeure shall have the meaning set forth in Section 34.1.

Freight Routing Guide shall mean the shipment methods and freight carriers designated by PHI for use when PHI is responsible for delivery costs under the PO.

Goods shall mean the product(s) identified in the PO to be delivered or erected by Contractor.

Hazardous Chemicals shall have the meaning set forth in the Occupational Safety and Health Act Hazard Communication Standard (29 CFR 1910-1200).

Hazardous Materials shall have the meaning set forth in Section 13.2.

Incident Report Form shall be the form on which Contractor shall provide written notice to PHI of any and all complaints and claims of property damage or personal injury arising out of Contractor’s Work.

Industry Standards means those standards of care and diligence normally practiced by nationally recognized engineering and construction firms in performing services of a similar nature for similar projects in the United States and in accordance with good engineering design practices, applicable laws, applicable permits, and other standards established for such work.

Latent Defect shall have the meaning set forth for such term in Section 24.2.

Material shall mean any apparatus, products, supplies, documentation drawings and designs to be provided by Contractor and incorporated by Contractor into the Goods and delivered by Contractor to PHI under the Contract.

Negotiation Period shall have the meaning set forth for such term in Section 25.4.2.

No-Outage Condition shall mean a determination by PHI that facilities scheduled to be out of service to allow Work to proceed on the day in question, cannot be placed out of service.

OSHA shall have the meaning set forth for such term in Section 11.1.1.

Partial Payment Invoice shall mean an invoice submitted by Contractor pursuant to the terms of the PO which permit submission of invoices prior to completion of the Work.

Parties means PHI and Contractor when referred to together. When referred to individually, each is sometimes referred to as a Party.

Patent Defect shall have the meaning set forth for such term in Section 24.2.

Payment Schedule is a schedule of payments due Contractor from PHI that is negotiated and agreed upon by the Parties.

PHI shall mean PHI Service Company or such other Affiliate of PHI Service Company that enters into this Contract with Contractor.

PHI’s Chemical Control Procedures shall have the meaning set forth in Section 13.3.

PHI’s Executive shall have the meaning set forth for such term in Section 25.4.2.

PHI’s Project Manager shall mean the individual designated by PHI who is authorized to coordinate all Project Site activities and Contract administration.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Pre-Work Checks shall have the meaning set forth in Section 2.3.1.

Project shall mean the overall effort of which the Goods provided and Services performed under this Contract will be a component.

Project Procedures Manual shall have the meaning set forth in Section 7.2.1.

Project Site(s) shall mean the site(s), location(s) and facility(ies) or area(s) of the Project

Punchlist shall have the meaning set forth for such term in Section 10.1.

Purchase Order or PO shall mean the document authorizing payment for Goods and/or Services which incorporates by reference the Contract Documents.

Quality Program shall have the meaning set forth in Section 12.1.

Schedule of Unit Prices shall have the meaning set forth for such term in Section 27.8.

Scope of Work shall mean a description of the Goods to be delivered and the Services to be performed by Contractor under the Contract.

Services shall mean any and all obligations, duties, and responsibilities necessary to the successful completion of the part of the Project assigned to, or undertaken by, Contractor under the Contract Documents. Services, as used herein, shall not be deemed to include the Goods actually delivered by the Contractor in compliance with the Contract.

Shop Drawings shall mean all drawings, illustrations, brochures, schedules, and any other data which are prepared by the Contractor, a Subcontractor, manufacturer, a supplier, or a distributor, and which illustrate the Equipment, Material and Goods or some portion of the Services.

Site Conditions shall have the meaning set forth in Section 2.2.2.

Subcontractor shall mean an individual, firm, or corporation having a direct contract with the Contractor, or with any other Subcontractor of any tier, for the performance of a part of the Work, or any part thereof, including, without limitation, the supply of principal items of Services, Goods, Material and/or Equipment to be used in or in connection with the Work.

Subcontractor Release of Liens Certificate shall have the meaning set forth in Section 35.2.

Substantial Completion shall have the meaning set forth for such term in Section 10.1.

Taxes shall be interpreted to include all taxes, duties, tariffs, and similar levies, charges, fees or costs, other than those related to income, regardless of nomenclature and method of determination, applied by any and all authorities and jurisdictions to any and all Goods and/or Services furnished in accordance with this Contract.

Terms and Conditions shall mean these terms and conditions.

Time-and-Materials Contract shall have the meaning set forth for such term in Section 27.7.

Titleholder shall have the meaning set forth in Section 17.1.

Unit Price Contract shall have the meaning set forth for such term in Section 27.8.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Warranty Period shall have the meaning set forth for such term in Section 24.2.

Work shall mean all of the Goods and Services provided by Contractor under the Contract. The term “Work” shall include the furnishing of all labor, Material, Equipment, and other incidentals. Without limiting the generality of the foregoing, the term “Work” also includes, and the Contractor shall furnish, unless the context clearly indicates otherwise, all or any part of such labor (including the services of all trades), supervision, methods, materials, Equipment, and transportation, or other facilities as may be necessary to complete the Contract, whether or not fully detailed on the Drawings or listed in detail in the Scope of Work.

Article II	Preliminary Matters

2.1	Contract. The Contract shall consist of the Purchase Order, including any documents attached to or identified on the PO, any Contract amendments or modifications, and any PHI-approved Contract Change Authorizations. The above documents shall be referred to collectively as the “Contract Documents”. In the event of a conflict among terms contained in the Contract Documents, such conflict shall be resolved in the following descending order of precedence:

(i)	PHI-approved Contract Change Authorizations

(ii)	Contract amendments and modifications

(iii)	The Purchase Order

In the event of a conflict among terms contained in documents attached to, or identified in, the PO, such conflict shall be resolved in the following descending order of precedence:

(i)	PHI prepared pre-bid and bid clarification minutes

(ii)	PHI accepted portions of Contractor’s Proposal

(iii)	These Terms and Conditions

(iv)	Attachments to these Terms and Conditions

2.2	Contractor Knowledge of Contract, Project Site, Etc.

2.2.1	Contractor represents that prior to submitting Contractor’s Proposal, it familiarized itself with the nature and extent of the Contract Documents and that it conducted all investigations that it deemed necessary for the performance of the Work in accordance with the requirements of the Contract Documents. Any failure by the Contractor to acquaint itself with the available information will not relieve it from responsibility for properly estimating the difficulty or cost of successfully performing the Work. PHI assumes no responsibility for any assumptions, clarifications, or exceptions stated or implied in Contractor’s Proposal except for those specifically acknowledged and accepted by PHI in the PO.

2.2.2	Contractor represents that prior to submitting its Proposal, it investigated each location in and around where any such Services are to be performed, including both surface and subsurface conditions, and Contractor is familiar with and has satisfied itself with respect to (i) the nature and location of the Services; (ii) the general and local conditions in and around the Project Site with respect to the environment, transportation, access, waste disposal, handling and storage of materials, availability and quality of electric power, availability and quality of water, availability and quality of roads, climatic conditions and seasons, topography and ground surface conditions, sound attenuation conditions, subsurface geology and conditions, nature and quantity of surface and subsurface materials to be encountered (including Hazardous Materials), and location of underground utilities (the foregoing collectively the “Site Conditions”), (iii) all Federal, State, and local laws, ordinances, rules, and regulations that may, in any manner, effect the Services and (iii) the activities of other contractors that will be working at the Project Site that may affect the Services. Except for Unforeseen Conditions, as that term is used in Section 2.4, or as specifically set forth in Contractor’s Proposal as acknowledged and accepted by PHI, Contractor acknowledges and accepts the Site Conditions as being adequate and acceptable for the Work and for any other associated Contractor needs including, but not limited to laydown and parking areas, and Contractor further agrees that the Contract Milestone Schedule shall not be extended and the Contract Price shall not be modified as a result of any such Site Condition.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

2.3	Fitting Verification: To the extent that fitting of Goods for interconnection with existing facilities and the work of others are required hereunder, Contractor shall be responsible for verifying existing conditions that may affect the Work, such as dimensions and other matters relating to interconnection of the Goods with the work of others and the accuracy of all dimensions given on any Drawings provided by PHI, it being understood that PHI does not guarantee the exactness of such dimensions.

2.3.1	Contractor shall be responsible for such cutting, fitting, patching, and removal and reinstallation of existing structures and Equipment as may be required to install the Goods and shall, at all points of contact, properly fit said Goods to existing work. Contractor shall not endanger any work by cutting, digging, or otherwise, and shall not cut or alter existing structures or the work of any other contractor except with the authorization of PHI. Therefore, Contractor shall, prior to performing any Services, notify PHI in writing and demonstrate to PHI any deficiencies, malfunctions, or other problems found during its investigations prior to commencement of the Work (the “Pre-Work Checks”) that are outside of the Contract’s work scope and that could affect the Work and ultimately impair the satisfactory operations and optimum performance of the Goods as specified or as shown on the Drawings. Correction of malfunctions or other problems shall be processed by PHI in a timely manner after such notification. However, any work done by the Contractor after such discovery, and without written instructions from PHI, will be done at the Contractor’s risk and expense. In the event that Contractor fails to notify PHI of any such deficiencies, malfunctions, or other problems associated with the Work as soon as possible, but in no event later than three (3) working days after the Contractor has discovered such deficiency, the Contractor assumes total responsibility for repairing, replacing, maintaining, and servicing all existing and new systems shown on the Drawings, and all parts or aspects of the Work. No allowance will be made to Contractor for any extra material, labor, or other expense incurred as a result of any difficulties caused by its failure to comply fully with this Section.

2.3.2	Contractor, after notifying PHI of any deficiencies, malfunctions, or other problems at the Project Site and/or in any system, shall proceed to perform the Services in areas that are not dependent upon the deficient, malfunctioning or problematic areas,

2.4	Unforeseen Conditions. The Contractor shall notify PHI in writing within three (3) working days after the discovery of any subsurface or latent physical conditions at the Project Site differing materially from those indicated in the Contract Documents. PHI will investigate those conditions and determine if further surveys or subsurface tests are necessary. PHI shall obtain the necessary additional survey(s) and furnish copies thereof to Contractor. If PHI finds that there are subsurface or latent physical conditions that differ significantly from those indicated in the Contract Documents, and which could not reasonably have been anticipated by Contractor, PHI shall, at its option, either (i) issue a Contract Change Authorization incorporating the necessary revision; or (ii) correct the unforeseen condition by itself or by using another contractor. To the extent that PHI and Contractor are unable to agree upon changes to Contract Price, Contract terms and/or Contract Milestone Schedule to reflect the impact of the unforeseen conditions, and any work required by PHI under a Contract Change Authorization PHI’s determination of such impact shall become effective and Contractor may seek a change in such determination under the Dispute Resolution Procedure set forth in Article XXV. No allowance will be made to the Contractor for any extra material, labor, or other expense due to difficulties caused by its failure to comply with this Section.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Article III	Bonds

3.1	Performance Bond. If required by PHI to be included in Contractor’s proposal, Contractor shall furnish, prior to the start of Work, a performance bond for the total amount of the Contract. Said Performance Bond shall be secured from and executed (not merely countersigned) by an agency of a surety company authorized to do business in the jurisdiction in which the Work is being provided. The performance bond, guaranteeing that the Work done will comply with the terms and conditions of the Contract, shall be effective from the effective date of the Contract until one (1) year after the date of PHI Final Acceptance of the Work.

3.2	Labor and Materials Payment Bond. If required by PHI to be included in Contractor’s proposal, Contractor shall furnish, prior to the start of Work, a labor and materials payment bond with a corporate surety guaranteeing prompt payment for all labor supplied or performed and all Materials furnished in connection with the Work, whether or not the labor and/or Materials enter into and become component parts of the Project or improvements contemplated in the Contract. The Labor and Materials Bond shall be in the amount of one hundred percent (100%) of the Contract Price.

Article IV	Drawings

4.1	Drawings and Other Information Provided by PHI.

4.1.1	PHI shall provide Contractor with all available information, as required, for the completion of the Work. All Drawings, specifications and other design related documents (“Design Documents”) are provided by PHI to Contractor solely for the purpose of describing the Work that is to be provided by Contractor under this Contract. At Contract termination, all sets of the Design Documents shall be returned to PHI. Neither Contractor nor any Subcontractor may own or claim a copyright in any of said Design Documents. Unless PHI provides written permission to the Contractor, neither Contractor nor any Subcontractor shall be permitted to use the Design Documents for any purpose other than completion of the Work.

4.1.2	Information provided by PHI is, in some instances, schematic, and exact locations and arrangements must be worked to fit conditions on the Project. Work not particularly detailed, marked, or specified shall be the same as similar parts that are detailed, marked, or specified. Where specified, routing shall match the location as indicated on the drawings, thus eliminating future interference with other installations. Any alterations required to make the Work conform to building construction and other codes included in or referenced by the Contract Documents shall be made by Contractor at no additional cost to PHI. All such changes shall be properly marked and documented on the Design Documents.

4.1.3	It shall be the responsibility of the Contractor to make timely requests of PHI for any information which it requires in the planning and execution of the Work. Such requests may be submitted from time to time as the need is recognized. However, each such request shall be submitted in ample time and with adequate specificity to permit appropriate action to be taken by all Parties involved. Each request shall be in writing, and shall list the required items of information and the date by which each will be required. If requested by PHI, Contractor shall furnish promptly any assistance and information that PHI may need in order to respond to Contractor requests. Contractor shall be fully responsible for any delay in its Work or to the work of others arising from its failure to comply fully with this Section or for any delays caused by execution of this Section.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

4.1.4	Information removed from PHI premises shall be appropriately logged out and returned promptly in accordance with any special requirements of PHI’s Project Manager. When original tracings, other original documents, or “only” copies are taken by the Contractor, all reasonable precautions shall be taken to prevent loss or damage. Contractor shall, in the event of loss or damage to such documents, at no expense to PHI, reproduce the information represented therein.

4.1.5	PHI shall not be liable for the completeness or accuracy of the information provided to Contractor. PHI shall, however, use reasonable efforts to minimize errors. Contractor, in performing the Work, shall be responsible for calling attention to and verifying critical aspects and details of the information provided by PHI.

4.1.6	Contractor shall be responsible for reconciling and resolving all inconsistencies between actual physical conditions and the Contract Documents or other information provided by PHI.

4.2	Field Measurements and Contractor Drawings. In the event that field measurements and Contractor Drawings are required under a PO, the following shall apply:

(i)	Contractor shall verify or correct, by measurements in the field, all dimensions necessary to assure proper fitting of its Work to the new construction work or existing facilities. A complete record of any material changes of dimensions, locations, etc., shall be maintained by Contractor. Where such changes are required, Contractor shall submit the proposed remedy to PHI for approval prior to implementation. For all systems requiring field measurements, Contractor shall make all necessary measurements prior to the preparation of any required Shop Drawings.

(ii)	After checking and verifying all field measurements, Contractor shall submit to PHI for review and approval in accordance with the Contract Milestone Schedule, the Shop Drawings in such forms and in quantities as specified by PHI, which shall have been checked by, and stamped with the approval of, the Contractor, and identified as PHI may require. The data shown on any Shop Drawings shall be complete with respect to dimension, design criteria, and materials of construction and the like to enable PHI to review the information as required.

(iii)	No Work affected by any such Drawings shall be started unless and until approved by PHI. No such approval shall relieve Contractor from any of its obligations under the Contract, including design and detailing, and including any of its obligations under any warranty, guarantee, or similar provision of the Contract.

(iv)	Contractor shall provide to PHI As-built Drawings in such forms and in such quantities as specified by PHI.

4.3	Samples Submitted. In the event that samples are required under a PO Contractor shall submit all such samples to PHI in time to cause no delay in the Work. All such samples shall be checked by, and marked with the approval of, the Contractor and shall be clearly identified as to material, manufacturer, and any pertinent catalog numbers or other identifying numbers or other pertinent data and the use for which the sample is intended.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

4.4	Bills of Materials. The bills of materials shown on the Drawings, or as a separate document, are for the convenience of the Contractor. The Contractor shall verify all such bills of materials and is responsible for supplying all required Material. PHI shall not pay the Contractor for any excess Material whether or not shown in any bill of material.

4.5	Work Made for Hire. Unless expressly specified to the contrary herein, all Drawings, reports, studies, or similar work developed by Contractor at PHI’s request in connection with the performance of the Work, including any copyright therein, shall be owned by PHI. Contractor hereby assigns its entire right, title, and interest in all such copyrights to PHI. Contractor agrees to sign all necessary or appropriate documents to register or assign such copyright to PHI.

4.6	Lines and Elevations. Unless PHI notifies Contractor that there is another surveyor responsible for the Project, Contractor shall employ a competent surveyor to determine lines and elevations for the Goods.

Article V	Project Management and Personnel

5.1	Contract Management and Administration.

5.1.1	Contractor shall designate Contractor’s Construction Supervisor and Contractor’s Contract Administrator. Contractor may, after receipt of approval from PHI, change its designated Contractor’s Contract Administrator by written notice to PHI. PHI shall designate PHI’s Project Manager. PHI may change its designated PHI’s Project Manager at its discretion.

5.1.2	If required by PHI, Contractor’s Construction Supervisor shall be a full-time employee of Contractor located at the Project Site at all times when Services are being performed by Contractor or its Subcontractors under the Contract. Contractor’s Construction Supervisor shall be responsible for the conduct of all of the Contractor’s employees, and the employees of Subcontractors of all tiers. Unless otherwise agreed to by PHI, Contractor shall not re-assign Contractor’s Construction Supervisor to other work without first assigning a replacement with the prior approval of PHI and Contractor shall not relieve the assigned Contractor’s Construction Supervisor of his duties until PHI Final Acceptance of the Work, all PHI supplied information has been returned, and all final documentation has been distributed.

5.2	Contractor’s Methods. Contractor shall supervise and direct the Work efficiently, and with its best skill and attention. It shall be solely responsible for the means, methods, techniques, and procedures of performing the Work within the constraints of PHI’s overall management of the Project. Contractor shall be responsible for seeing that the finished Goods meet the requirements of the Contract Documents. Contractor shall employ persons to work on the Work who will, at all times, work in harmony with Contractor, with PHI’s workers and mechanics, and with other contractors on the Project. In the event that Contractor’s Services are stopped for any reason, or work on the Project is delayed or stopped because the Contractor does not have the proper workers and/or mechanics to perform the Work in such harmony, then PHI has the right, at its sole discretion, to employ such workers or mechanics to complete the Work as will work in harmony with PHI and other contractors’ workers and mechanics on the Project, and the Contractor shall pay PHI all of PHI’s direct and indirect costs of same.

5.3	Standards of Performance. Contractor warrants that all Services shall be performed in a good, workmanlike manner by competent, experienced workers. All Goods, Materials and Equipment shall be applied, installed, connected, erected, used, cleaned, and conditioned in accordance with the instructions of the applicable manufacturer, fabricator, or processor, except as otherwise provided in the Contract Documents. Contractor shall promptly remove from PHI’s premises all work declared to be nonconforming by PHI on account of failure to conform to the Contract whether actually incorporated in the Work or not, and Contractor shall, at its own expense, promptly replace such nonconforming work, with other work conforming to the requirements of the Contract.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

5.4	[Reserved]

5.5	Field Office. If required by PHI, Contractor shall establish and maintain an adequate temporary field office for the Project in a location approved by PHI. In the event that PHI provides parking areas for Contractor and its employees, said parking areas shall only be at locations designated and approved by PHI.

5.6	Maintenance of Documents at Project Site. Contractor shall keep reproducible record copies of all Contract Documents at the Project Site(s), including specifications and Drawings, in good order and annotated to show all changes made during the construction process.

5.7	[Reserved]

5.8	Contractor’s Employees

5.8.1	Contractor and Subcontractors of all tiers shall employ only persons who conduct themselves in a responsible, professional manner so as to not harm PHI’s relationship with its customers, its other contractors and/or the public. PHI reserves the right, in its sole discretion, to determine who may perform work for PHI. Upon written notice from PHI, any person(s) who PHI determines is not satisfactory shall be immediately replaced by Contractor with satisfactory person(s).

5.8.2	Contractor shall have a background investigation conducted on all of its employees who work at PHI work sites, and shall require any of its Subcontractors performing work for PHI to similarly conduct a background investigation on all Subcontractor employees who will be assigned to perform work for PHI. Such background investigation shall, at a minimum, include a complete criminal history records check, which shall report all felony convictions within the previous seven years. Such background investigation shall be conducted by a competent professional organization and shall be in compliance with the Fair Credit Reporting Act and applicable state laws. Contractor agrees to provide PHI with a complete copy of the result of such investigation for any employee who has been convicted of a felony as described above. PHI reserves the right, in its sole discretion, to refuse to allow any individual with a past felony conviction to perform work for PHI.

5.8.3	PHI requires that all Contractor and Subcontractor employees who work at PHI work sites be free of drugs and the influence of alcohol. All such employees, when reporting for duty and while on duty, must be “fit for duty”, defined as the appropriate mental and physical condition necessary to perform work in a safe, competent manner, free of the influence of drugs and alcohol. Possession of drugs, drug paraphernalia, and alcohol is prohibited on PHI’s worksites

5.9	No Unlawful Discrimination Permitted. PHI is an equal opportunity employer, does not discriminate against employees or applicants for employment by reason of race, color, religion, sex, national origin, age, veterans status, or other conditions protected by law. Contractor shall comply with all applicable federal, state and local anti-discrimination laws, ordinances, rules, regulations, and orders.

5.10	Labor Relations.

5.10.1	Contractor shall give to PHI’s Project Manager prompt notice in writing of any labor dispute which may reasonably be expected to affect performance of the Work by Contractor or any of its Subcontractors or the final cost of such work to PHI.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

5.10.2	In addition to Contractor’s legal obligations under the Labor Management Relations Act, in the event that Contractor is a subscriber to a multi-employer bargaining association or group, Contractor shall, if PHI so directs, participate to the fullest extent in the collective bargaining of that group with any of those labor organizations claiming jurisdiction over any portion of the Work under this Contract or any subcontract unless the Project is managed under a separate Project labor agreement.

5.10.3	Contractor shall secure for itself, if it is unionized, and require as a condition of every agreement with a unionized Subcontractor that each such Subcontractor obtain in writing from the appropriate union representative, an agreement that its employees will not strike, engage in any work stoppage or slowdown, picket for any purpose, or otherwise disrupt any work on the Project, or threaten to do so, for the duration of any work on the Project. Any violation of or failure to secure such a no-strike agreement shall be deemed a material breach of this Contract, and any such violation or failure to secure appropriate assurances shall entitle PHI to terminate this Contract for cause as provided for in Section 26.1.

5.10.4	In the event of a labor dispute which threatens adversely to affect the progress or cost of the Work hereunder, PHI reserves the right to restrict additional hiring of employees by Contractor, to suspend or discontinue the Work of the Contractor and any Subcontractors, and/or in PHI’s sole discretion, without limiting its right to terminate for cause as provided for in Section 26.4, to terminate this Contract for convenience as described in Section 26.3. This Section shall be applicable whether or not the Contractor or any Subcontractor is directly involved in said labor dispute.

5.10.5	In the event that a collective bargaining labor organization Project agreement for the benefit of PHI is applicable to the Project, and to the extent that Contractor, and its Subcontractors of all tiers, employ members of any such collective bargaining labor organization(s), Contractor, and its subcontractors of all tiers, shall become a party to such Project Agreement, assuming all of the rights and duties thereof.

5.10.6	Contractor agrees that in case of any jurisdictional labor dispute within its forces, or between its forces and any other contractor’s forces or any other labor pool on the Project or otherwise, it shall promptly take such steps to settle such jurisdictional dispute. Failure by the Contractor to comply with this provision will be cause to terminate for default.

5.10.7	Contractor shall cause the provisions in the above-listed paragraphs under this section to be inserted in all subcontracts to the end that PHI and Contractor shall have the rights therein set forth with respect to each Subcontractor.

5.11	Night, Weekend, Holiday and Premium Time Services.

5.11.1	Unless specifically authorized in the Contract or by PHI, Contractor shall not perform Services at the Project Site at night, on weekends or PHI-observed holidays and there shall be no payment(s) to the Contractor for work on these observed holidays when Services are not performed. Where the Contractor feels it advantageous to work at night, weekends, or on PHI-observed holidays, the Contractor shall give PHI at least 24 hours notice, or such other notice as provided for in the Contract, and shall not commence such work unless and until receiving written approval from PHI. Payment for work performed during such time as may be approved by PHI shall only be made by PHI in accordance with the specific provisions of such approval.

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5.11.2	If PHI, through no fault of the Contractor, requests Services in excess of the workweek specified in the Contract, PHI shall, as applicable, authorize such extra-time work by issuance of a Change Order or a Contract Change Authorization. PHI shall make payment to Contractor for such extra time only if approved as a Claim under Article XXV. Any such payment for payment for extra time shall be limited to the premium time portion of wages plus applicable taxes. Unless otherwise permitted under the Contract, no profit or overhead charges may be added to premium time. In addition, these provisions shall apply to Contractor’s Subcontractors (of all tiers) if any. Insurance may be added only in states where insurance premiums are payable on overtime.

5.11.3	If Contractor, through no fault of PHI, is unable to meet the Contract Milestone Schedule, the Contractor shall work overtime as required by PHI to maintain or recover said Contract Milestone Schedule. Contractor shall pay all associated costs at no additional charge to PHI.

5.12	Down Time.

5.12.1	Unless otherwise directed by PHI, Contractor’s Construction Supervisor, shall determine when Contractor employees shall work or not work due to inclement weather. PHI shall not be liable for weather-related downtime costs or delays.

5.12.2	It is within PHI’s sole discretion to determine whether a No-Outage Condition exists. Contractor employees who report for work on the Project at their designated work location and who have not been notified that they cannot work on the Project due to a No-Outage Condition shall be paid for reporting time at straight time rates for a specifically designated period of time as determined by the Contractor’s labor agreement, provided that such Contractor employees are prevented from doing productive work as a direct result of the failure of PHI to provide reasonable notice of the No-Outage Condition. In the event Contractor mobilizes Equipment on the Project site but cannot utilize such Equipment in any capacity due solely to the occurrence of a No-Outage Condition of which PHI has failed to give Contractor reasonable notice or due to some other delay caused solely by PHI, PHI shall make a good faith determination as to whether some reasonable compensation is due Contractor.

Article VI	Schedule

6.1	Compliance with Contract Milestone Schedule. If required by PHI, the Parties shall agree upon a Contract Milestone Schedule. Time of performance is of the essence of this Contract. Thus, the Work shall be started promptly by Contractor upon notice to proceed from PHI and Contractor shall prosecute such Work, with all speed consistent with first class workmanship, so as to complete the several parts and the whole of the Work in accordance with the most recent revisions to the Contract Milestone Schedule as may be made by the Parties under Section 6.3. In all events, Contractor shall arrange, schedule, and carry on the Work so as not to interfere with the operations of any of PHI’s existing facilities or other activities.

6.2	Cost Control. When required by PHI, Contractor shall (i) submit a man-loaded bar chart showing the Work divided into sub-tasks and showing sub-task durations no greater than 20% of total job craft-hours or 1000 hours will be required; (ii) submit force reports daily; (iii) attend periodic progress meetings to assess percent of Work completed overall and by sub-task per above; (iv) report craft-hours and other major resources expended by sub-task on a daily basis no later than 48 hours after their expenditure; and (v) provide such additional information as identified in the Contract Documents.

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6.3	Changes in Contract Milestone Schedule.

6.3.1	It is understood that Contractor, in determining the Contract Price, has provided for delays that might occur in the performance of its Work from, among other things, but not necessarily limited to, abnormal weather, the activities of other contractors, or PHI coordination of maintenance and other PHI activities. While it may become necessary to change the duration or date of the Contractor work activity, this will in no way relieve the Contractor of its obligations as outlined herein. Contractor shall make every effort to accommodate all such schedule changes without impact to the scheduled completion date.

6.3.2	In the event that Contractor is delayed in the prosecution or completion of the Work by the neglect, delay, or default of PHI (referred to as an “Excused Delay”) then the Contract Milestone Schedule shall be extended for a period, which in PHI’s sole opinion, would be necessary to compensate in time for the effect of such Excused Delay.

6.3.3	Contractor agrees that it will make no claim for nominal delays resulting from late supply or delivery of Material supplied by PHI in accordance with the provisions of the Contract, provided that PHI has shown evidence of diligence in attempting to obtain said Material. In the event that such delay does occur, and is material, it shall be treated as an Excused Delay. Should Contractor claim to be damaged by such delay and the Parties are unable to agree upon the extent of such damage in the normal course of business, Contractor may request an adjustment to the Contract Price or Schedule as a Claim under Section 25.2.

6.3.4	If Contractor is responsible for a delay in the progress of the Work, Contractor shall be responsible to PHI for any loss or damage caused thereby, including PHI internal costs and the costs of accelerating other PHI work to recover the delay.

6.3.5	To facilitate the performance of other work at the Project Site, Contractor shall, without cost to PHI, cease Work and/or deliveries to the Project Site at any point, when so directed by PHI, and complete the unfinished Work at such time as PHI may designate. Materials and Equipment shall be delivered to the Project Site in the order required for performance and shall be stored as directed by PHI. Contractor shall ascertain in advance what facilities are available for its use in delivery, unloading, storing, and erection of Materials and Equipment at the Project Site. Should Contractor claim to be damaged by such postponement or slow down of the Work and the Parties are unable to agree upon the amount of such damage in the normal course of business, Contractor may request such adjustment to the Contract Price or Contract Milestone Schedule as a Claim under Section 25.2.

6.4	Failure to Comply with Contract Milestone Schedule. If it appears to PHI that Contractor will fail to comply with the Contract Milestone Schedule, PHI may notify Contractor of the appearance of such failure. Contractor and PHI shall then agree in writing to the steps that Contractor shall take to bring itself into compliance. If Contractor fails to promptly perform the agreed upon corrective steps, then PHI may, in addition to any other remedies PHI may have under this Contract, do one or more of the following:

(i)	Delay payment to Contractor by an amount that PHI, in its sole discretion, deems is appropriate to defray the costs of items (ii)-(iv) below;

(ii)	Send expediters to Contractor’s or any Subcontractor’s facilities at the Contractor’s expense. The expediters may be either PHI personnel or expediters hired and authorized by PHI. In this respect Contractor waives its right of privity of contract with its Subcontractors;

(iii)	Take the corrective steps at the Contractor’s expense; and/or

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(iv)	Take such other action as PHI reasonably deems appropriate based on the circumstances presented by the Contractor’s delay, including, but not limited to, terminating the Contract.

Article VII	Project Rules and Procedures

7.1	Contractor’s Responsibility to Comply with PHI’s Rules. Contractor shall abide by any and all rules that PHI may have in effect, or hereafter put into effect, including, but not limited to, Project or Project Site specific rules provided by PHI to Contractor pertaining to workers, safety, use of cameras, security procedures or requirements, the lighting of fires, the handling of Equipment or Materials, or any other part of the Work.

7.2	Contractor Preparation of Project Procedures Manual.

7.2.1	If requested by PHI, before commencement of the Work, Contractor shall assemble a Project Procedures Manual for review and approval by PHI’s Project Manager. The Project Procedures Manual shall, where applicable, include, but not be limited to: (i) names and phone numbers of key project personnel; (ii) instructions for the serializing and distribution of Project correspondence and transmittals; (iii) procedures for billing as set forth in the Contract; (iv) procedures for PHI review of Drawings produced by the Contractor; (v) PHI drawing and specification standards as set forth in this Contract; (vi) instructions for the assembly of comments, review and distribution of Subcontractor’s documents as set forth in this Contract; (vii) instructions for the final distribution of Project documents as set forth in this Contract; (viii) quality assurance documents that will be provided by Contractor; and (ix) welding certifications.

7.2.2	Modifications to the Project Procedures Manual shall be made only by prior approval of PHI.

Article VIII	Coordination with Others

8.1	Portion of Work Performed by PHI or Others. Contractor acknowledges and agrees that either PHI or other contractors retained by PHI may perform additional work on the Project. All work performed at the Project Site, including Work under this Contract, shall be subject to coordination by PHI and such coordination shall not relieve Contractor from its responsibilities specified hereunder.

8.2	Contractor Cooperation. Contractor shall arrange, schedule, and carry on its Work so as not to interfere with or hinder the progress of, or completion of, the work being performed by PHI or its other Contractors, whether on the Project or not. Contractor shall afford such parties reasonable opportunity for the introduction and storage of Materials and Equipment and the execution of work and Contractor shall not commit or permit any act, omission or condition which might interfere with or adversely affect the performance of work by PHI or any other contractor. Contractor shall assume all liability, financial or otherwise, in connection with its Contract, and shall protect and hold PHI harmless from and against any and all damages and/or claims that may arise because of inconvenience, delay, or loss experienced by Contractor because of the presence and operation of other contractors working within the limits of the Project.

8.3	Adjustment to Contract Price or Contract Milestone Schedule. PHI will not authorize any adjustments to the Contract Price or Contract Milestone Schedule caused by coordination of activity at the Project Site unless such adjustment is related to specific exceptions, clarifications and/or assumptions provided for in the Contract.

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8.4	Reliance on Other Contractors’ Services. Contractor shall properly connect and coordinate its Work with the work of the other contractors on the Project; provided, however, that if any part of the Contractor’s Work depends upon the work of any other contractor, the Contractor shall inspect and promptly report to PHI any defects in such other work that would, in Contractor’s professional opinion, render such other work unsuitable for proper execution of the Contractor’s Work. The Contractor’s failure to so inspect and report shall constitute an acceptance of the other contractor’s work as fit and proper for the reception of the Work performed or to be performed by or on behalf of Contractor under this Contract.

8.5	Contractor Meetings. Contractor shall, during the Contract Term, and as required by PHI, attend coordination meetings with PHI and/or with other contractors. Meeting times and locations shall be as determined by PHI.

8.6	Coordination and Support. In order to support orderly and efficient Project Site activities, Contractor shall, if, and as, requested by PHI, provide the following:

(i)	On a weekly basis and for the duration of Contractor’s Work at the Project Site, prepare a four-week look-ahead, one-week review schedule of the Work. This schedule shall show all significant Project Milestones including, but not limited to, those requested by PHI’s Project Manager and those set forth in the Contract Milestone Schedule. Contractor’s failure to submit a satisfactory schedule on time shall constitute a material breach of the Contract, and shall be subject to liquidated damages if, and as, set forth in the PO;

(ii)	Overall Project Milestone and manpower schedules as directed by PHI’s Project Manager; and

(iii)	Time sheets, which detail all attendees, their assignments, and their physical work areas for all personnel at the work site under its supervision or under the supervision of its subcontractor(s) of all tiers.

Article IX	Utility Services

9.1	Arranging for Services. If required for the performance of the Work, and to the extent not provided or designated by PHI, Contractor shall make necessary arrangements to obtain utility services, including telephone and electric service. The temporary service shall be installed to local electrical code standards at the Project Site by a qualified electrician employed or otherwise engaged by the Contractor. Contractor shall have the temporary service inspected and approved by the appropriate inspection authority.

9.2	Service Interruption. If, during the performance of the Contract, it should become necessary for the Contractor to interrupt any service to any part of the PHI or PHI customer facilities (including, but not limited to: water, gas, communications, electric light, electric power, and drainage system), such interruption shall not be made without approval of PHI, which shall require a minimum of 24 hours advance notice. Such notice shall describe all pertinent particulars of the planned interruption of the service and the maximum duration of the interruption. The Contractor will be held responsible for unscheduled interruptions and any damages arising from such interruptions due solely or in part to its negligence.

Article X	Completion of the Work

10.1	Substantial Completion. Contractor shall be deemed to have achieved “Substantial Completion” when (i) PHI accepts the Work for placement into commercial operation; and (ii) PHI and Contractor have agreed upon a list of deficiencies, including a schedule for completing such deficiencies (referred to as a (“Punchlist”), that must be completed by Contractor prior to Final Completion. The form to be used by PHI to acknowledge that Substantial Completion has occurred is attached hereto as Attachment C and the form to be used for the Punchlist is attached hereto as Attachment D.

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10.2	Final Completion. Contractor shall be deemed to have achieved “Final Completion” when all Punchlist items have been completed and all other Work required by the Contract has been performed by Contractor. Contractor shall provide written notice to PHI when it believes that Final Completion has been achieved. PHI will then make a final inspection of the Work with Contractor. If required by the Contract, said final inspection shall include Contractor’s demonstration, through field tests, that the Work meets the requirements of the Contract. When PHI determines, based on its inspection of the Work and its review of all test data, that all Work has been completed in accordance with the requirements of the Contract, Final Completion shall be deemed to have been achieved. To the extent that PHI determines that any portion of the Work is incomplete or defective, in addition to any other rights and remedies that it may have under this Contract, including, but not limited to, liquidated damages and warranty claims, PHI may, in its sole discretion, adopt one or more of the following remedies:

(i)	Provide to the Contractor a list of deficiencies and agree upon a schedule and method for remedying the deficiencies at Contractor’s sole expense;

(ii)	Reject such defective portion of the Work and obtain a refund from Contractor for all amounts paid thus far to Contractor for such defective Work;

(iii)	Correct the deficiency itself and have Contractor reimburse PHI for the total cost of such correction;

(iv)	Cancel the Contract in whole or in part and incur no liability thereby; or

(v)	Such other remedy as Contractor and PHI may agree upon.

It is expressly understood and agreed that achievement of Final Completion, shall not relieve Contractor from liability for consequences of a patent or latent defect and shall not relieve Contractor of its guarantee and warranty obligations, and shall in no event be deemed a waiver by PHI in any respect or degree whatsoever of any of the terms and conditions of this Contract or any rights of PHI should Contractor fail to comply strictly with the terms and conditions of this Contract.

10.3	Legal Requirements. Without limiting the generality of the foregoing, if the Contract Documents or any laws, ordinances, rules, regulations, or order of any public authority having jurisdiction require specifically that any Goods be inspected, tested, or approved by some public body, the Contractor shall, as part of the requirements for Final Completion, assume full responsibility therefore, pay all costs in connection therewith, and furnish to PHI the required certificates of inspection, testing, or approval.

10.4	Non-Waiver. No failure of PHI or any of its representatives to discover or reject all or portions of the Work prior to Final Completion shall be deemed to be an acceptance thereof or a waiver of the defects therein. It is expressly understood that only PHI’s Project Manager is authorized to change any provisions of the Contract, including those pertaining to inspection and testing of the Goods and the presence or absence of any representative of PHI will not relieve Contractor from its responsibility to perform all Work in strict accordance with the terms and conditions of this Contract.

Article XI	Safety and Protection

11.1	Contractor’s Safety Responsibilities

11.1.1	PHI is committed to a safe workplace. Contractor shall at a minimum, comply with the Federal Occupational Safety and Health Act (“OSHA”) and with all other applicable laws, ordinances, rules, regulations and orders of Federal, state and local regulatory bodies who may have jurisdiction over the Services. Contractor is solely responsible for protecting the health and safety of its employees, agents and contractors while on PHI’s worksites or performing work under this Contract. Contractor (and all persons working at the direction of Contractor) shall at all times conduct all Services in a manner to avoid the risk of bodily harm to persons or risk of damage to any property.

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11.1.2	Unless specifically waived by PHI in the PO, Contractor shall be required to comply with the PHI Contract Safety Requirements set forth on Attachment A.

11.1.3	Contractor shall conduct the necessary safety meetings and supply all necessary safety equipment, including personal protective equipment, to its employees as is necessary to meet the requirements of applicable laws and regulations.

11.1.4	Contractor shall erect and maintain, as required by the conditions and progress of the Work, all necessary safeguards for the safety and protection of the Work and of persons and property. Contractor shall prompt PHI to notify owners of adjacent facilities when prosecution of the Work may affect them. Contractor shall keep all its tools, Equipment, materials, etc., in such condition that the Work does not threaten the safety of employees of PHI, Contractor, other Contractors, and other persons and property on or near the Project Site or PHI premises.

11.1.5	Contractor shall comply and cooperate with periodic safety or environmental reviews or audits by PHI or PHI designated contractors during the Contract Term.

11.1.6	Contractor shall familiarize its employees, agents, subcontractors and representatives with PHI’s safety programs through an orientation provided by PHI. Prior to starting the Work, Contractor shall, if required by PHI, provide PHI with certification that all of Contractor’s employees, agents, subcontractors and representatives assigned to the Work have been trained on PHI’s safety rules. It is Contractor’s responsibility (not PHI’s) to administer the safety rules over Contractor’s employees, agents, Subcontractors and representatives. Compliance with PHI safety rules shall not relieve the Contractor or any Subcontractor or supplier of obligations under OSHA and other applicable laws, ordinances, rules, regulations, and/or orders.

11.2	Interfering with Utility and Other Facilities.

11.2.1	Contractor shall perform its Services on the Project so as not to foul, break, contact, or otherwise interfere with power, signal, and communications lines, pavements, roads, buried cables, pipelines (including ignition of gas), or other facilities on or near the Project Site. Contractor shall comply with all Federal, state and local laws, ordinances, rules, regulations and orders governing the conduct of Services in proximity to such facilities.

11.2.2	Contractor shall protect the personal and real property of PHI and others, utility facilities, and public and private roads and bridges, from damage, interference, and undue wear that could be caused by Services on the Project. Contractor shall be responsible for the repair and/or replacement of damaged property, including utility facilities, roads, and bridges, at its sole expense and to the satisfaction of the property owner thereof. “Utility facilities” include, but are not limited to, facilities such as electric lines, water and gas mains and service pipes, conduits, communications lines, sidewalks, curbs, and tracks.

11.3	[Reserved]

11.4	Emergencies. In the event of an emergency affecting the safety of persons or the Goods or other property at the Project Site or adjacent thereto, Contractor, without special instruction or authorization from PHI, shall act, at its discretion, to prevent threatened damage, injury, or loss. Contractor shall give PHI immediate verbal notice of any actions taken in response to such an emergency and shall follow such verbal notice with a written description of changes in the Work or deviations from the Contract Documents caused thereby.

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11.5	Incidents Caused by Contractor. All complaints and claims of property damage or personal injury in connection with the Contractor’s Work at the Project shall be processed promptly and courteously by the Contractor or its agent. Contractor shall immediately submit to PHI an Incident Report Form describing each such complaint and/or claim. Such payment or costs incurred by Contractor as a result of such incident shall be the responsibility of the Contractor and shall not be reason for Contractor entitlement to additional compensation under the Contract. Where the Contractor fails to remedy such damage in a timely and competent manner, PHI may, in its discretion, elect to take such action necessary as to remedy the damages and shall deduct from any monies due the Contractor the full cost of doing so.

Article XII	Quality Program

12.1	Compliance with Program. If required by PHI, Contractor shall develop and implement a quality program (“Quality Program”) to ensure the quality for all Work supplied under this Contract. Contractor’s Quality Program, which shall be reviewed and approved by PHI prior to performance of the Work, shall be documented by written policies, procedures, and/or instructions, which shall include the quality aspects of requirements of any codes or standards specified by the Contract.

Article XIII	Hazardous and Toxic Wastes and Conditions

13.1	Contractor Warranty. Contractor warrants that it is familiar with and shall comply with all applicable laws and regulations relating to the generation, transportation, treatment, storage and disposal of Hazardous Materials, as defined in Section 13.2, arising from, or related to the Work.

13.2	Contractor Responsibility. Contractor is solely and exclusively responsible for the storage and security of (i) all hazardous substances, including oil and petroleum products, hazardous materials, and toxic substances, all as defined by federal, state or local laws or ordinances, brought onto the Project Site by, or on behalf of, Contractor and (ii) all solid, universal or hazardous waste, all as defined by federal, state or local laws or ordinances, produced at the Project Site by Contractor or its agent (referred to collectively as “Hazardous Materials”). Contractor understands, acknowledges and agrees that it is the owner, custodian and the generator of all such Hazardous Materials. Contractor shall bear all obligations and costs of response, remediation, recycling, disposal, injury to natural resources and other such necessary actions to comply with all federal, state and local laws, ordinances, rules and regulations.

13.3	Chemicals. Contractor shall be permitted to bring Hazardous Chemicals onto the Project Site with the prior approval of PHI. With respect to any such Hazardous Chemicals brought onto the Project Site by, or on behalf of, Contractor, Contractor shall: (i) maintain, and provide to PHI, on a weekly basis during the Contract Term, a Hazardous Chemical inventory list for each Project Site; (ii) store such Hazardous Chemicals in a manner that complies with all Federal, state and local laws rules and regulations; (iii) maintain for its own records and furnish to PHI an OSHA Form 20 (or equivalent) Material Safety Data Sheet for all hazardous chemicals contained in all products to be delivered to PHI or used at PHI’s worksites in conjunction with this Contract; (iv) notify PHI of all chemicals to be used on each Project Site, including a description of the potential for exposure to employees and agents of PHI, its other contractors and the public at large; (v) account for the use, removal, and disposal of all chemicals at the conclusion of the Contract, including compliance with disposal requirements set forth in Section 13.4; (vi) comply with all applicable toxic release inventory requirements; and (vi) comply with PHI’s requirements for chemical control (“PHI’s Chemical Control Procedures”) if Contractor’s Work on the Project continues for more than twelve (12) months.

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13.4	Disposal of Hazardous Materials. Unless the PO specifically provides for PHI to take responsibility for Hazardous Materials transportation, treatment, storage or disposal, Contractor shall, prior to the completion of this Contract, remove all Hazardous Materials from the Project Site and shall dispose of all such Hazardous Materials in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations, and orders governing the generation, transportation, treatment, storage, control, use, and disposal of Hazardous Materials. Contractor shall dispose of all waste, rubbish and other debris in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations and orders, as well as in accordance with any policies and procedures of PHI. Contractor shall dispose of Hazardous Materials only at the disposal location specified on Attachment E, which location shall not be on or attached to the Project Site (the “Disposal Location”). Prior to changing the Disposal Location, the Contractor must obtain written approval from PHI. If the Contractor violates any portion of this Section 13.4, in addition to its other rights and remedies, PHI may remove the Contractor from PHI’s qualified bidders list, and the Contractor shall be obligated to pay any and all fines and other penalties imposed on any person or entity and shall be liable for any cleanup, response or remediation costs and for any compensation for injury or damage to natural resources as a result of, or resulting from, such violation.

13.5	Spills and Water Pollution.

13.5.1	In the event that Contractor causes any spill of Hazardous Materials, he shall immediately begin containment and cleanup efforts and shall immediately report such spill to PHI and to the appropriate governmental or regulatory agencies. Contractor’s amount of effort, method, quality of work, and duration of cleanup shall be to the satisfaction of any regulatory agency having jurisdiction, as well as to the satisfaction of PHI. In the event that Contractor’s efforts in this regard are unsatisfactory, PHI may have the work performed in any manner it deems necessary, including engaging a third party. Contractor shall be responsible for the cost of all such work.

13.5.2	Contractor warrants that it has knowledge of applicable laws and regulations relating to water pollution arising from, or related to, the Work, as well as methods of compliance and control. Contractor shall provide suitable facilities to prevent the introduction of any substances or materials into any stream, river, lake, underground aquifer, or other body of water which may pollute the water or constitute substances or materials deleterious to fish and wildlife in accordance with Federal, state, and local laws and regulations.

13.6	Stormwater Management and Dust and Fume Control. Contractor warrants that it is familiar with and shall comply with all applicable laws and regulations relating to stormwater management and control of dust and fumes arising from, or related to, the Work. Contractor must treat, in an approved fashion, the area in which it is conducting its operations, as well as any access areas into its area in order to control dust and must comply with all stormwater management requirements. When demolition or other work creates harmful dust or fumes, Contractor shall provide, at its expense, satisfactory means to protect personnel and property against any such substances in accordance with Federal, state, and local laws and regulations.

13.7	Contractor Release and Indemnification of PHI. Contractor hereby releases and forever discharges PHI and agrees to indemnify and hold PHI harmless from any claims, demands, proceedings, suits, fines, penalties, cleanup costs, response costs, remediation costs, claims for compensation for injury and damage to natural resources, and causes of action whatsoever arising out of Contractor’s failure to comply with its obligations under this Article XIII.

Article XIV	Storage and Operations Areas

14.1	Storage Areas. If required by PHI, Contractor shall establish and maintain one (1) or more storage yards or areas in locations permitted by law, ordinances, permits, and the requirements of the Contract Documents and as approved by PHI to store Equipment, Materials and supplies for its Work at the Project Site(s). Contractor shall establish and maintain effective, reasonable safeguards against theft and vandalism of such items and shall be solely responsible in the event of the loss of, theft, damage to or destruction of such items.

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14.2	Operations Areas. Contractor shall confine the operations of its employees and its Subcontractors’ employees to areas within the Project Site(s) and more specifically, work areas approved by PHI. Contractor shall not unreasonably encumber the Project Site(s) or PHI’s premises with Materials or Equipment.

Article XV	Site Clean Up and Restoration

15.1	Cleanliness of the Project Site.

15.1.1	Contractor shall at all times prevent the accumulation of debris at the Project Site and in all buildings and premises of PHI. Contractor shall, by the end of each working day, clean the Project Site, including, as applicable, buildings, Equipment, storage yards, rights-of-way, and adjacent properties, of accumulations of construction Materials, waste, rubbish, and other debris resulting from its Work on the Project.

15.1.2	Unless otherwise mutually agreed upon, all of Contractor’s structures, offices, racks, surplus materials, scaffolding, erection and construction Equipment, tools, and supplies shall be removed from the Project Site immediately upon the end of their usefulness to the Work.

15.1.3	In addition to its obligation to dispose of Hazardous Materials set forth in Section 13.4, Contractor shall dispose of all waste, rubbish and other debris in accordance with all applicable Federal, state and local laws, ordinances, rules, regulations and orders, as well as in accordance with any policies and procedures of PHI.

15.2	Restoration of the Project Site. At the completion of the Work, Contractor shall remove all waste materials, rubbish, debris, tools, construction Equipment, machinery, and surplus materials, from and about the Project Site and shall restore, to a condition acceptable to PHI, those portions of the Project Site not designated for alterations or intended to be altered by the Contract Documents; provided, however, that PHI may retain possession of specific items not owned by Contractor and shall instruct Contractor to put such Material or Equipment in a location for PHI’s future use or disposal. Contractor shall not claim or request payment for the salvage value of Material and Equipment retained by PHI.

15.3	Fire Hazards. To eliminate fire hazards, Contractor shall store all combustible and explosive materials in a manner that complies with all Federal, state and local laws rules and regulations In addition, Contractor shall remove all combustible or explosive materials from the buildings, enclosures, construction areas, etc., in and around the Project Site(s) immediately upon the earlier of (i) such materials becoming scrap or otherwise unusable; (ii) the end of their usefulness to the Work; and (iii) when directed by PHI.

15.4	Contractor’s Failure to Comply. In the event that PHI determines that Contractor is failing to fulfill satisfactorily any of the requirements of this Article XV, PHI may give Contractor written notice of such failure. If Contractor fails to comply with said notice within twenty-four (24) hours after receipt of same, PHI may perform such work or have such work performed by others, and the cost thereof, including PHI administration and overhead, shall be chargeable to the Contractor, and may be deducted from any monies due the Contractor or charged separately by PHI to Contractor if adequate monies are not owed to Contractor. Items owned by Contractor will be stored at Contractor’s risk at such place or places, either on or off the Project Site, as PHI may, in its sole discretion, determine.

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Article XVI	Routing and Shipments (This Article XVI shall apply solely to the extent that Contractor is required, under the Contract, to deliver to the Project Site Goods, Equipment and/or Material as part of the Work.)

16.1	Contractor Knowledge of Project Site. Contractor acknowledges that it has reviewed the transportation facilities and other conditions existing within the locale of the Project, at the Project Site, and, in particular, the fabrication and lay down area. Contractor acknowledges that it has made full allowance in its bid for all conditions of clearances, restrictions, bridge load limits, and other limitations or factors affecting transportation and access to and egress from the Project, the Project Site, and the fabrication and lay down area.

16.2	Responsibility for Delivery.

16.2.1	Unless otherwise expressly set forth in the Contract, all Contractor supplied Goods, Materials and Equipment shall be delivered, at Contractor’s sole cost, “F.O.B. PHI Project Site.” PHI shall have the option of specifying the routing of shipments and the number of lots. If such specified routing or number of lots increases Contractor’s shipping cost, it shall immediately so notify PHI’s Project Manager. If PHI still specifies the more expensive routing, PHI shall reimburse Contractor for the increased cost actually occasioned thereby. Any failure to so notify PHI shall be deemed a waiver by Contractor of any claim for such increased cost.

16.2.2	Contractor shall make no shipments in advance of the required shipping date, unless there is adequate storage area at the Project Site such advance shipment is approved in writing by PHI’s Project Manager. Any such advance shipment shall not entitle Contractor to any payment prior to the time when such payment would otherwise be due if the shipment were made on the scheduled shipping date

16.2.3	Should the Contract indicate that PHI shall pay for delivery, such delivery shall be in accordance with PHI’s Freight Routing Guide and other instructions.

16.2.4	Contractor shall immediately notify PHI when it expects a delivery to occur earlier or later than as specified in the Contract. Notwithstanding the foregoing, PHI may, at its sole option, accept or return any deliveries which vary from the delivery date(s) or quantities specified in the Contract. Furthermore, Contractor shall be responsible for paying the costs of delivery and return of Goods returned under the forgoing sentence and of Goods otherwise rejected by PHI under the Contract.

16.3	Delivery Instructions.

16.3.1	The shipping address shall be as listed on the PO. Shipments shall only be permitted during hours and days approved by PHI’s Project Manager. Contractor shall notify PHI’s Project Manager of the expected delivery date at least two (2) weeks in advance of shipping and confirm such deliveries within 48 hours of the expected date and time of delivery.

16.3.2	To facilitate unloading and erection, all delivered Goods, Material and Equipment requiring rigging shall have their weight and center of gravity marked conspicuously on the outside of their container. Special handling and unloading instructions shall be marked on the outside of each component. Whenever possible, Contractor or, if applicable, its Subcontractor, shall ship all Goods, Material and Equipment to the Project Site on pallets. Goods, Equipment and Material shall be wrapped or protected in a manner suitable for safe outdoor storage. In the event of shipping damage, Contractor shall arrange (and, as appropriate, file a claim with the carrier) for the timely delivery of undamaged replacement Goods, Equipment and/or Material.

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16.3.3	All deliveries shall be accompanied by a detailed, itemized packing slip, which shall state PHI’s PO Number and the name of the Project and PHI’s Project Manager’s name and phone number. Contractor shall be responsible for all costs incurred as a result of shipment delays caused by the failure to include the required information on the packing slip. PHI’s PO Number and the name of the Project shall be conspicuously marked on all shipping containers.

16.3.4	Contractor shall provide PHI with any applicable special storage instructions for Goods, Material and Equipment at least one month prior to shipment. In the absence of such notification, any damages resulting from non-compliant storage shall be to the account of Contractor.

Article XVII	Titleholder and Risk of Loss

17.1	PHI to Designate Titleholder. PHI shall be permitted, at its sole discretion, to designate its Affiliate that takes possession of the Goods provided under this Contract as the titleholder of such Goods (referred to herein as the “Titleholder”). Title, which shall be free and clear of all liens, claims, changes, security interests and encumbrances whatsoever, shall, unless otherwise directed by PHI, pass to Titleholder, upon identification of Titleholder, of such Goods by Contractor. Titleholder shall have the right to enforce, in its own name, the warranty terms of the Contract with respect to such Goods. At PHI’s request, Contractor will fix appropriate notices or labels on the Goods to indicate ownership by Titleholder. To the extent required by PHI, Contractor shall execute all such documentation or agreements deemed necessary to PHI to evidence Titleholder’s interest in or title to the Goods.

17.2	Work in Process. To the extent reasonably practicable, Material and work in process pertaining to the Work shall be stored separately from other stock and marked conspicuously with labels indicating designation for PHI.

17.3	Risk of Loss. Risk of loss or damage to Goods, Materials and Equipment provided, or to be provided in accordance with this Contract, shall not pass to Titleholder until Final Acceptance of the Goods is made in writing by PHI. Contractor assumes responsibility for damage to Goods, Material, Equipment and personnel, caused by the negligent or tortious acts or omissions of its personnel, and the personnel of its Subcontractors of all tiers, in the performance of the Work.

Article XVIII	Materials

18.1	PHI Supplied Materials. To the extent provided for in the Contract, PHI shall furnish the Material required for the performance of the Work. If, and as required by PHI, Contractor shall provide advance notice before attempting to pick up any such PHI supplied Material from the source designated by PHI. Upon obtaining such PHI provided Materials, Contractor shall be responsible for delivering such items to the Project Site.

18.2	Receipt of PHI-provided Materials.

18.2.1	Contractor shall furnish and provide all labor and Equipment required to receive, unload, inspect, store, and remove from storage and return to the Project Site, the Material furnished by PHI. Material that arrives at the Project Site in a damaged condition shall not be unloaded or handled until so directed by PHI. Contractor shall notify PHI immediately, in writing, of any such damage. If PHI is not notified immediately, Contractor shall bear the responsibility of replacement of damaged Goods or Materials, at no expense to PHI. Contractor shall also bear the responsibility and the cost of shortages discovered after Goods or Material has been received by the Contractor.

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18.2.2	Contractor shall maintain accurate receipts for all Material that it receives. Contractor shall submit to PHI the original and one copy of the receipt together with any and all bills of lading, way bills, or other information requested by PHI.

18.2.3	Contractor shall pay for any damage to PHI or third party transportation equipment resulting from its unloading operations.

18.2.4	Rail and truck shipments to the Project Site shall be coordinated by PHI with Contractor so as not to interfere with Project Site operations. Truck shipments to the Project Site must enter the gate designated by PHI.

18.2.5	When PHI-provided Material is turned over to the Contractor for storage or installation, Contractor shall, if required by PHI, sign a receipt acknowledging quantity and condition. After Contractor has accepted Materials furnished by PHI as being in good condition and correct quantity, Contractor shall be responsible for the safety and protection of such Material from loss or damage of any nature until the Work is completed. Contractor shall maintain and protect Material and Equipment during storage and after installation in accordance with the manufacturer’s warranty requirements and special storage instructions, and as directed by PHI, until Final Acceptance.

18.3	Contractor-provided Materials.

18.3.1	Materials not being supplied by PHI shall be furnished by Contractor. Contractor shall use the type, quality and quantity of Materials specified by PHI. In the event PHI has not so specified the type, quality and/or quantity of Materials required, Contractor shall, if required by PHI, submit for review and approval by PHI, specification sheets or product sheets describing the Materials that it proposes to procure. Contractor shall, after approval by PHI, if required, or on its own, if prior approval is not required, procure Materials in the quantity and of the type which are fit for the particular purposes intended by the Contract.

18.3.2	If any Contractor-provided Materials, tools, or other articles are delivered to the Project Site while the Contractor is not present, PHI reserves the right to receive, unload, and store such Materials, tools, or other articles at the Contractor’s sole expense and risk, or to refuse receipt. The Contractor shall reimburse PHI for such costs (including applicable overhead charges) associated with the receiving and storage of any such Materials, tools, or other articles.

18.3.3	PHI shall not be responsible for the loss or theft of Contractor-supplied Materials, tools or Equipment, or for personal belongings of Contractor’s employees while on the Project Site or otherwise on PHI’s property.

18.4	Use of Substitutes. If the Contract permits the Contractor to furnish or use a substitute that is equal to any Material specified, and if the Contractor wishes to furnish or use a proposed substitute, it shall make written application to PHI for approval (i) certifying that the proposed substitute will adequately perform the functions called for by the general design, will be similar and of equal substance to that specified, and will be suited to the same use and capable of performing the same function as that specified; (ii) stating whether or not the proposed substitute’s incorporation in, or use in connection with the Work, is subject to the payment of any license fee or royalty; (iii) identifying all variations of the proposed substitute from that specified; and (iv) indicating available maintenance service for the proposed substitute. PHI may require the Contractor to furnish such other data about the proposed substitute as it may consider pertinent. No substitute may be ordered or installed without the prior written authorization from PHI, which shall, in its sole discretion, have authority to determine the equality of the proposed substitute. No substitute may be ordered or installed without Contractor providing such performance guarantee as PHI may require. Such performance guarantee shall be furnished at the Contractor’s expense.

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18.5	Unused Materials. Contractor shall maintain accurate records of all Materials used or to be used for the Work and of the disposition and use of same. Unless otherwise instructed by PHI, upon the completion of Contractor’s Work, Contractor shall promptly return all unused and/or salvageable Materials to PHI or suppliers, and Contractor shall promptly give PHI a credit equal to the amount received by Contractor for all such returns.

Article XIX	Equipment

19.1	Contractor To Provide Equipment. Subject to PHI’s right to reject or require Contractor to repair or replace Equipment that PHI considers, in its sole discretion, inadequate, unsafe, or otherwise inappropriate for use on the Project, the Contractor shall provide all of the equipment necessary to complete its Work (“Equipment”). Nothing herein requires PHI to inspect Equipment used or to be used by Contractor. Additionally, the cost for Contractor’s use of items such as cellular telephones, hand held tools, communication radios and other items ancillary to the provision of the Work shall not be charged to PHI.

19.2	Equipment Maintenance. Contractor shall maintain all Equipment in good, safe operating condition. All valves, caps, fittings, etc. shall be leak-proof to prevent seepage of fluids onto properties of PHI and third parties. Contractor shall be liable for any and all costs associated with any damage, including the cleanup of spills resulting from leaking or seeping oil lines, fuel lines, hydraulic valves, hoses, gaskets, etc.

19.3	Equipment Mobilization. Contractor shall not mobilize Equipment for use in the Work on the Project Site unless and until such Equipment is required to complete the Work. PHI shall not be responsible for any costs associated with Contractor’s mobilization or maintaining of Equipment on the Project Site during any period when such Equipment is not in productive use for the Work.

Article XX	Changes to the Scope of Work

20.1	PHI Initiated Changes for Extra Work. PHI may, at any time during the term of this Contract, unilaterally require the performance of Extra Work by issuing a Contract Change Authorization Form (a form of which is attached hereto as Attachment B) to Contractor. PHI reserves the right to perform the Extra Work itself or to re-bid any such Extra Work. Any such Extra Work described in a Contract Change Authorization Form shall not impair, affect or void this Contract or give rise to a claim that there has been an abandonment of this Contract.

20.2	Contractor Compliance. The Contract Change Authorization Form executed by PHI shall constitute an authorization to proceed with the Extra Work described therein. Upon receipt of the Contract Change Authorization Form Contractor shall:

20.2.1	If Contractor does not believe that the Extra Work described in the Contract Change Authorization Form will affect the Contract Price or the Contract Milestone Schedule, complete the Extra Work described in the Contract Change Authorization Form.

20.2.2	If Contractor believes that the Extra Work described in the Contract Change Authorization Form will affect the Contract Price or Contract Milestone Schedule, it shall seek PHI’s written concurrence in such affect on the Contract Change Authorization Form. If the Parties are not able to agree upon the affect of the Extra Work in the normal course of business PHI’s determination of the affect shall become effective and Contractor may attempt to resolve the remainder of the Dispute under the Dispute Resolution Procedure set forth in Section 25.4.

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20.3	Reduction in Scope of Work. Contractor shall delete any portion of the Work from the Scope of Work upon receipt from PHI of a Contract Change Authorization directing such deletion and PHI will deduct, from any monies due the Contractor, the actual amount agreed upon for said deleted Work.

20.4	Technological Developments and Improvements in Construction Methods. Contractor shall promptly advise PHI of all known technological advances and/or improvements in construction methods that may result in the Work having added value (i.e., better performance, design, material, longer useful life, etc.) to PHI. PHI may, at its sole discretion, elect to incorporate such advances into the Scope of Work via written Contract Change Authorization. If Contractor believes that PHI’s election will affect the Contract Price or Contract Milestone Schedule, it shall seek PHI’s written concurrence in such affect on the Contract Change Authorization Form. If the Parties are not able to agree upon the affect of PHI’s election in the normal course of business PHI’s determination of the affect shall become effective and Contractor may attempt to resolve the remainder of the Dispute under the Dispute Resolution Procedure set forth in Section 25.4.

Article XXI	Installation Instructions

21.1	Installation Instructions. Where assembly, alignment, and erection of Contractor or Subcontractor supplied Goods is required in the field, Contractor shall furnish procedures and instructions for this work, outlining all field operations necessary to install and place Goods into satisfactory operation and, where applicable, shall provide descriptions of the field installation operation. Contractor shall furnish PHI with all information required to incorporate the Goods into the Project to make a complete and workable Project.

21.2	PHI Rights. PHI shall be granted and shall retain in perpetuity the unlimited right to reproduce and distribute, for whatever purpose, any and all documentation required by this Section to be furnished by Contractor to PHI.

Article XXII	Deliverables

22,1	Contractor to Provide Deliverables. Contractor shall provide to PHI, prior to completion of the Work, or at such other time as may be directed by PHI, all Drawings, installation and operation manuals, copies of manufacture’s warranties and all other deliverables described in the PO in the form, quantity and quality as described in the PO.

22,2	The Contractor affirms that, by entering into this contract, it will not be providing 50% or more of its total output to PHI.

Article XXIII	Testing and Inspection

23.1	PHI Right to Inspect. PHI shall have the right, at all reasonable times and at the Project Site, Contractor’s facility and at any other facility at which the Work is being performed to inspect the Goods to determine whether they meet the requirements of the Contract. PHI may reject and require correction or replacement of any Goods found, upon inspection, to be defective or not in accordance with the Contract, regardless of the stage of their completion or the time or place of discovery of such defect or error. If any Goods required to be inspected, tested, or approved are covered without approval of PHI, they must, if requested by PHI, be uncovered for observation, and such uncovering shall be at Contractor’s expense, unless Contractor has given timely notice of its intention to cover such Goods and PHI has not acted with reasonable promptness in response to such notice.

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23.2	Shop Testing. Contractor shall be solely and completely responsible for all shop testing required under this Contract. Contractor, at its sole cost, shall provide all necessary labor, supervision and testing equipment and shall perform all tests, checks, and adjustments as required to determine, through shop tests, whether the Goods meets the requirements of the Contract.

23.2.1	All testing procedures shall be subject to approval by PHI. PHI shall have the right to designate a representative to be present during all tests performed by Contractor. Contractor shall provide to PHI at least one week advance notice of any such tests. If Contractor fails to provide PHI an opportunity to be present during any such tests, PHI may, at its sole discretion, require a repeat of the tests, to be witnessed by PHI, with all associated costs to be paid by Contractor.

23.2.2	Contractor shall protect all of the Goods against damage and corrosion during and following any tests.

23.2.3	If required by PHI, Contractor shall have all testing performed by a PHI approved independent testing organization.

23.2.4	Copies of all test results shall be furnished to PHI within one (1) week following test completion or as otherwise directed by PHI.

23.2.5	PHI shall have the right to approve and release the Goods before they are shipped from Contractor’s or Subcontractor’s shop.

23.2.6	Any costs incurred because of inaccurate or faulty testing shall be to the account of Contractor.

23.3	Field Tests. At any time during construction deemed necessary by PHI, PHI may require field tests of the Work. The times for such field tests may include, but shall not be limited to, start up of the Goods, completion of installation, Contractor’s declared achievement of Substantial Completion and Contractor’s claimed achievement of Contract Milestone Events. To the extent that PHI determines, based upon said field tests, that the Work is not likely to meet the requirements of the Contract, it may, in addition to other rights and remedies that it may have under this Contract, direct Contractor to take such remedial action as may be necessary to bring the Work into conformance.

Article XXIV	Warranties

24.1	Terms of Warranty. Contractor represents and warrants as follows with respect to all Work provided under this Contract:

(i)	That it is solely and entirely responsible for the quality of the Work;

(ii)	That the Work shall be complete in all respects within the limits and specifications described in the Contract and that all Work furnished under the Contract shall be in accordance with the plans and specifications furnished to Contractor and with any affirmations, promises, models or samples remitted to PHI by Contractor, which affirmations, promises, models and samples have been deemed acceptable by PHI;

(iii)	That the Work shall be free of defects in design, workmanship, materials and performance, whether patent or latent;

(iv)	That Contractor is proficient at providing the Work and that it shall be performed in a skillful, timely, safe and professional manner in conformance with Industry Standards;

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(v)	That the Goods shall consist of new Material, not used, reconditioned, repaired, reworked or surplus goods or materials and of the most suitable grade of their respective kinds for the application (unless otherwise expressly set forth in the Contract);

(vi)	That any and all Goods provided shall be merchantable and free and clear of all liens, security interests and encumbrances;

(vii)	That the Goods shall meet specifications for guaranteed performance where such guarantees have been incorporated into this Contract;

(viii)	That Contractor has reason to know that PHI requires the Goods for a particular purpose or purposes, that PHI is relying on Contractor’s skill and judgment in selecting and providing suitable Goods, and that the Goods shall be fit for such purpose or purposes; and

(ix)	That, if and as required by the Contract, all structures that are part of the Work shall be watertight and leak-proof.

24.2	Warranty Period. The Goods and Services shall be warranted for a period of no less than one (1) year from the date of Final Completion of the Work or such extended time as PHI and Contractor may agree (the “Warranty Period”). Claims for defects occurring, arising or otherwise existing during the Warranty Period shall be valid if submitted by PHI by the following deadlines: For defects that are reasonably discoverable during the Warranty Period (“Patent Defects”), warranty claims shall be valid if submitted by the date which is six (6) months after the end of the Warranty Period; For defects that are not reasonably discoverable during the Warranty Period (“Latent Defects”), warranty claims shall be valid if submitted by the date which is three (3) years after the end of the Warranty Period. Goods that are repaired, adjusted, modified, or replaced by Contractor pursuant to its obligations hereunder shall be warranted as set forth herein, except that the warranty period shall extend to the latter of: (i) the expiration of the original warranty period; or (ii) one (1) year from the date of such repair, adjustment, modification, or replacement.

24.3	Remedy for Breach of Warranty. If, during the Warranty Period, PHI determines that any portion of the Work fails to conform to the warranty, in addition to any other rights and remedies that PHI may have, including, but not limited to, liquidated damages as provided for in the Contract, PHI may, in its sole discretion, adopt one or more of the following remedies:

(i)	Direct Contractor at its own expense, to correct such nonconformity or nonperformance by repair, adjustment, modification, or replacement;

(ii)	Direct Contractor to remove the non-conforming portion of the Goods and to re-execute said portion of the Work at no cost to PHI. If Contractor does not remove non-conforming Goods promptly, PHI may do so and store materials at Contractor’s expense. If Contractor does not pay the expense thereof within ten (10) business days, PHI may sell the materials and account to Contractor for the proceeds, after deducting all expenses, which shall be borne by Contractor;

(iii)	Correct the nonconformance and have Contractor reimburse PHI for the total cost thereof;

(iv)	Recover from Contractor the costs of any gas, oil or other products lost by virtue of such nonconformance (such costs to include both the costs of the lost commodity and any and all clean up or other environmental related costs incurred as a result of such event); and/or

(v)	Such other arrangements as Contractor and PHI may agree.

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Contractor’s liability under a warranty claim shall include all costs associated with repair or replacement of the non-conforming Work, including, but not limited to, the costs of equipment and field labor necessary to gain access to the Work; for disassembly, inspection, removal, replacement, and/or re-assembly of such Work; and for transportation and shipping of such Work for the purpose of obtaining the required repairs.

24.4	Damage to PHI Property. Contractor shall be responsible for any damage that it may cause to PHI properties and improvements, including but not limited to, existing roads, rail facilities, landscaping, piping, structures, and distribution and transmission related facilities. Contractor hereby acknowledges that PHI is engaged in a 24-hour per day, 365-day per year business pursuit, and that PHI may suffer substantial damages, economic or otherwise, accruing around the clock, in the event that its property is damaged. In the event that Contractor shall fail to make around-the-clock repair efforts, or is deemed unqualified by PHI to perform required repairs, PHI shall execute the repair work in any manner it deems necessary, including engaging a third party. The cost of all such work shall be paid for by Contractor.

24.5	Damage or Disturbance to Other Contractor’s Services or Existing Structures, Etc. Contractor shall thoroughly protect existing structures and the work of PHI and all other trades and contractors at and near the Project Site. All damage to existing structures and the work of all other trades or contractors caused by Contractor, either as a result of Contractor’s performance under this Contract, the operation of defective Goods or the repair and replacement of defective Goods, shall be returned to their original condition at the Contractor’s expense. If the Contractor refuses to repair such damage or disturbance, or shall fail to initiate action to do so within seventy-two (72) hours after notice from PHI, PHI may direct the repair and charge all direct and indirect costs of such repairs to Contractor.

24.6	Subcontractor Warranties. Contractor warranties provided for herein shall include warranties for portions of the Work performed or provided by Subcontractors. Contractor shall also provide, for the benefit of PHI and Titleholder, warranties from Subcontractors for portions of the Work that they perform that is equivalent to the warranty provided by Contractor under this Contract; provided, however, that PHI acceptance of the Subcontractor warranty does not constitute a waiver of Contractor’s obligation to provide its own warranty or of PHI’s right to seek recovery under either Subcontractor’s or Contractor’s warranty.

24.7	Pass-Through Warranties. In the event that Contractor purchases Goods or Materials in its own name for incorporation in the Work delivered to PHI, and Contractor receives a warranty from the vendor of such Goods or Materials, Contractor shall ensure that such warranty is passed through to, and is enforceable by, PHI and Titleholder.

24.8	Non-Waiver. All representations and warranties of Contractor shall survive the Contract. The Contractor is not relieved of its obligations under the warranties provided hereunder regardless of whether (i) PHI approves the Materials to be used, (ii) PHI approves the manner of performing the Work, (iii) PHI accepts the Work or any part thereof, or (iv) PHI does or does not repair or replace any part of the Goods not in compliance with the Contract.

Article XXV	Dispute Resolution

25.1	Right to Initiate. Disputes may arise during the performance of the Work which the Parties’ representatives are unable to resolve through their normal course of business (“Dispute”). Each Party shall have the right to have such Dispute resolved through operation of the procedure (“Dispute Resolution Procedure”) provided for in this Article XXV.

25.2	Compliance With Deadlines for Claims. Contractor shall not be permitted to use the Dispute Resolution Procedure or to obtain any other relief related to a requested adjustment to Contract terms, Contract Price and/or Contract Milestone Schedule (referred to as a “Claim”) unless it complies with the deadlines set forth in Subsections 25.2.1 and 25.2.2.

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25.2.1	Contractor shall provide preliminary written notice to PHI of all Claims arising under this Contract, whether involving law, fact, or both, or Extra Work, as soon as possible, but in no event not later than three (3) working days after the Contractor knew or should have known of the event giving rise to the dispute or claim; provided, however, that if the Claim is of a continuing character and notice of the claim is not given as set forth above, the claim will be considered only for a period commencing three (3) working days prior to the receipt by PHI of preliminary notice thereof. Preliminary notice of a Claim need not detail the amount of the claim, but shall state the facts surrounding the Claim in sufficient detail to identify the Claim, together with the character and scope thereof.

25.2.2	Detailed cost data supporting any payment requested from PHI must be submitted to PHI’s Project Manager within 60 days of preliminary notice of the Claim. Continuing cost data supporting a request for payment must be submitted within 30 days of the date that such cost data is available to Contractor. Claims will not be considered or paid for Contractor principal office costs, including compensation of personnel stationed at said principal office, loss of financing, business and reputation and for lost profit or consequential damages. It is the Contractor’s obligation to maintain records to substantiate the Claim.

25.3	PHI Review of Claim. In conducting its review of Claims submitted by the Contractor, PHI may (i) request additional supporting data from the Contractor; and (ii) obtain data or other information from Contractor and Subcontractors or others who have information related to the events or occurrences giving rise to the Claim. Contractor shall be required to cooperate in any review conducted by PHI. Failure by the Contractor to so cooperate may result in rejection of the Claim. PHI may, subject to its full and complete discretion, either (i) reject the Claim in whole or in part; (ii) accept the Claim in whole or in part; or (iii) recommend that the Contractor seek to compromise the Claim.

25.4	Dispute Resolution Procedure.

25.4.1	Notice of Dispute. Either Party asserting the existence of a Dispute under this Contract, including Contractor’s objection to PHI’s review of a Claim as described in Section 25.3 (the “Dispute”) shall deliver a written notice (“Dispute Notice”) to the other Party describing the nature and substance of the Dispute and proposing a resolution of the Dispute.

25.4.2	Executive Negotiation. During the first thirty (30) days following the delivery of the Dispute Notice (and during any extension agreed to by the Parties, the “Negotiation Period”) an authorized executive officer of Contractor (the “Contractor’s Executive”) and an authorized executive officer of PHI (the “PHI’s Executive”) shall attempt in good faith to resolve the Dispute through negotiations. If such negotiations result in an agreement in principle among such negotiators to settle the Dispute, they shall cause a written settlement agreement to be prepared, signed and dated (an “Executive Settlement”), whereupon the Dispute shall be deemed settled, and not subject to further dispute resolution.

25.4.3	Alternative Dispute Resolution. If an Executive Settlement is not achieved, at the conclusion of the Negotiation Period, the Dispute may, by mutual agreement of the Parties, be submitted for resolution in any other manner that they may agree to at the time such Dispute arises; provided, however, that a Party’s agreement to any such other dispute resolution procedure with respect to any particular Dispute shall not act as a waiver of the right of any Party to have any other Dispute resolved in accordance with the Dispute Resolution Procedures set forth in this Section 25.4.

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25.4.4	Tolling of Statute of Limitations. The initiation of any Dispute Resolution Procedure under this Section 25.4, to the extent permitted by applicable law, shall, upon the delivery of a Dispute Notice, suspend the running of the statute of limitations applicable to the Dispute described in such Dispute Notice until fourteen (14) calendar days after the conclusion of all such Dispute Resolution Procedures.

Article XXVI	Termination

26.1	Term. This Contract shall commence upon execution and shall remain in effect until termination; provided, however, that, if there is a PO for which the Parties have obligations that extends beyond such termination, the terms of this Contract shall continue to apply to such PO until all obligations have been satisfied.

26.2	Suspension of Work. PHI may, at any time during the Term, direct Contractor to suspend performance under any PO. Upon receipt of such direction from Owner Contractor shall suspend performance. If the PO is not otherwise terminated, and PHI directs Contractor to recommence performance after such suspension, Contractor may submit a Contract Change Authorization Form seeking a change in price and/or schedule to reflect costs incurred or unavoidable delays caused by such suspension of Work.

26.3	Termination for Convenience.

26.3.1	PHI may at any time terminate performance of the Work under this Contract in whole or in part for the convenience of PHI by written notice to the Contractor. Such termination shall be effective in the manner and upon the date specified in said notice and shall be without prejudice to any claims that PHI may have against the Contractor.

26.3.2	In the event of a termination for convenience, the total obligation of PHI to Contractor shall be the lesser of: (i) the pro-rata value of Work performed under any open POs, as determined from any Payment Schedule based on the effective date of the termination, or (ii) the total non-cancelable and non-recoverable costs incurred by Contractor in the execution of any open POs up to the effective date of termination plus a reasonable profit on work completed, less amounts previously paid by PHI to Contractor for such open POs. Additional charges for cancellation, postponement, placement of Equipment, and material into storage, and similar charges shall be submitted by Contractor to PHI for approval prior to the incurrence of such costs. No payment for lost profit, lost overhead, or consequential damages will be made on the terminated portion of the Work - i.e. that portion of the Work not already completed on the effective date of termination.

26.4	Termination for Cause.

26.4.1	Without limiting any other provision of this Contract, PHI reserves the right, without any liability to Contractor, except to pay for work satisfactorily completed and accepted by PHI prior to termination, to terminate all or any part of this Contract upon written notice to Contractor in the event of the happening of any of the following:

(i)	Insolvency of Contractor, the filing of a voluntary petition in bankruptcy by Contractor, the filing of a petition to have Contractor involuntarily declared bankrupt, the appointment of a receiver or trustee for Contractor, or the execution by Contractor of an assignment for the benefit of creditors;

(ii)	A breach by Contractor of any of the terms of this Contract, including any warranty of Contractor;

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(iii)	A failure by Contractor to comply with or perform any of the other provisions of this Contract;

(iv)	It becomes reasonably apparent, in PHI’s judgment, that Contractor is not going to make timely and/or acceptable delivery of the Goods or Services, or that Contractor may otherwise default in its performance under the Contract;

(v)	A seizure pursuant to judicial process of any of Contractor’s machinery, construction Equipment, tools, etc;

(vi)	The refusal or neglect of Contractor to supply such number of properly skilled workers as PHI shall determine at any time to be required to complete the Work in accordance with the Contract;

(vii)	The failure or refusal of Contractor, for any reason whatsoever (regardless of whether such failure or refusal shall be due to its negligence or otherwise), to supply proper Materials;

(viii)	The failure of Contractor to make prompt payments to Subcontractors or for Materials or labor; or

(ix)	Any disregard by Contractor of laws, ordinances, rules, regulations, or policies or instructions of PHI.

26.4.2	Contractor shall cease performance of the Work immediately upon receipt of notice of termination for cause. For the purpose of completing the Work, PHI may (without limiting any rights which PHI may otherwise possess) take possession of all machinery, construction Equipment, tools, etc., on the Project Site or PHI premises and may employ any other person, firm, or corporation to finish the Work or otherwise finish the Work by whatever means PHI may deem expedient. In case of any such termination for cause, Contractor shall not be entitled to receive any further payment until the Work shall be wholly finished. At such time, if the unpaid balance to be paid for Work completed by Contractor under this Contract shall exceed the sum of all expenses incurred by PHI in finishing the Work plus any other expense PHI might have incurred in connection with the cancellation or with arranging for or effecting the completion of the Work, including without limitation, proper compensation to PHI for damage and for its own services, such excess shall be paid by PHI to Contractor or its legal representative. If the sum of such expenses shall exceed such unpaid balance, the Contractor shall be liable for and shall pay the difference to PHI within ten (10) days of PHI’s demand therefore. If, for any reason, termination for cause shall be found to be invalid or unenforceable by an appropriate legal forum, such termination shall be deemed to be a termination for convenience by PHI.

26.5	Title to Material. Title to all Material and Goods for which PHI has paid Contractor hereunder shall vest in Titleholder and such Material and Goods may be disposed of as directed by PHI. Any manuals, As-built Drawings, or other pertinent documents which are in existence prior to the effective date of termination and which would have been provided to PHI at the end of the Work shall be furnished to PHI and will be deemed to be the Titleholder’s property.

Article XXVII	Prices and Payment

27.1	Contract Price. Contractor shall perform the Work for the Contract Price set forth in the Contract Documents. Contractor represents and warrants that such Contract Price complies with all applicable laws and regulations in effect at the time of all deliveries and/or performance of the Work under the Contract. If required by PHI, Contractor shall furnish, in a form acceptable to PHI, an itemization or breakdown of the Contract Price based on Contractor’s cost accounting practices. Unless otherwise approved by PHI, work performed by management personnel shall not be separately recovered and shall be considered to be included in overheads.

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27.2	Taxes. Contractor shall be responsible for all Taxes and duties applicable to the Work. PHI shall provide evidence, as applicable, for exemption from applicable state sales and use taxes. Prepaid freight charges on goods sold “F.O.B. Destination” or “F.O.B. Point of Shipment, Freight Allowed”, must be shown separately. Contractor agrees to assign and transfer to PHI all of its rights to sales and use tax which may be refunded as a result of a claim for refund for materials purchased in connection with this Contract. Contractor further agrees that it will not file a claim for refund for any sales or use tax which is the subject of this assignment. Contractor agrees to include this assignment of refund rights language in full in any contract with Subcontractors.

27.3	Contractor Submission of Partial Payment Invoice. In the event that the Contract provides for Contractor to submit invoices to PHI prior to Final Completion (“Partial Payment Invoices”) such Partial Payment Invoices shall meet the following requirements:

(i)	For lump sum, fixed price contracts the amount of the Partial Payment Invoice shall, as agreed to by the Parties, be based upon either (i) a pro-rata portion of the applicable portion of the Contract Price, calculated on a percentage of Work actually completed, as mutually defined and agreed upon periodically by the Parties; or (ii) a Payment Schedule agreed to by the Parties.

(ii)	Unless otherwise authorized by PHI, Contractor shall provide to PHI at the time of submission of the Partial Payment Invoice, (a) a verified certificate showing the name of each Subcontractor hereunder and the work and the amount paid to each such Subcontractor; and (b) a Subcontractor Release of Liens Certificate for the amount paid. Payment of any Partial Payment Invoice by PHI without receipt of items specified herein shall not constitute waiver by PHI of Contractor’s obligation to provide such items.

(iii)	For Time-and-Material Contracts the requirements of Section 27.7 shall apply.

(iv)	For Unit Price Contracts the requirements of Section 27.8 shall apply.

(v)	If requested by PHI, Contractor shall provide separate invoices for each job sub-account.

27.4	PHI Payment of Partial Payment Invoice. PHI’s payments of Partial Payment Invoices shall be subject to the following:

(i)	All Partial Payment Invoices are subject to PHI approval prior to payment.

(ii)	Partial Payment Invoices approved by PHI shall be due and payable by PHI within thirty (30) days of PHI approval of said Partial Payment Invoice; provided, however, notwithstanding anything to the contrary provided for herein, no Partial Payment Invoice shall be due and payable prior to (i) completion of the applicable Contract Milestone Event that triggered the Partial Payment Invoice; and (ii) Payment Schedule Milestone Date that triggered the Partial Payment Invoice.

(iv)	In the event the Contract provides a discount for prompt payment, such discount shall be calculated from the date of PHI’s receipt of an approved Partial Payment Invoice.

(v)	Notwithstanding anything to the contrary provided for herein, all Partial Payment Invoices are subject to the following:

(a)	A retainage deduction (as provided for in the Contract);

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(b)	A deduction for all previous payments;

(c)	A deduction for all charges for services, Materials, Equipment, and other items furnished by PHI or chargeable to the Contractor;

(d)	A deduction for all amounts sufficient to completely indemnify PHI against any such loss, damage, claim, or lien, including attorney’s fees and disbursements which PHI, in its sole discretion, believes that it may sustain, or PHI may become liable for, and which is chargeable to Contractor or any Subcontractor of any tier; and

(e)	A deduction for amounts disputed by PHI (which amounts Contractor may seek to recover through the Dispute Resolution Procedure provided for in Section 25.4).

(vi)	Liquidated damages, back-charges, and/or milestone schedule forfeitures, if any, will be applied to the next Partial Payment Invoice.

(vii)	Payment of Partial Payment Invoice(s) by PHI shall not be considered as conclusive evidence of the performance of the Contract, either wholly or in part, nor shall any certificate or payment be construed as acceptance of any defective part of the Work.

27.5	Contractor Submission of Final Invoice. Contractor shall submit an invoice to PHI upon Final Completion of the Work (“Final Invoice”). For Contracts that do not provide for submission of Partial Payments Invoices, the Final Invoice shall be for an amount equal to the Contract Price. For Contracts that do provide for Partial Payment Invoices, the Final Invoice shall be for an amount equal to the Contract Price less any Partial Payment Invoice payments made by PHI. As a condition precedent to PHI’s obligation to pay the Final Invoice, Contractor shall provide, or have provided, the following to PHI:

(i)	A written statement showing that all payrolls, bills for Materials and Equipment, and other indebtedness connected with the Work for which PHI or PHI’s property might be responsible or encumbered shall have been paid or otherwise satisfied;

(ii)	If requested by PHI, Contractor shall provide separate Final Invoices for each job sub - account.

(iii)	Consent of surety, if any, to final payment;

(iv)	If and as required by PHI, a Contractor Final Release of Liens Certificate and Subcontractor Release of Liens Certificate for the entire amount of the Contract Price;

(v)	Verification that Punchlist items are complete;

(vi)	Proof of compliance with performance and quality obligations; and

(vii)	All deliverables, including any long term warranties for the Goods and their components.

(viii)	For Time-and-Material Contracts, all information showing compliance with the requirements of Section 27.7.

(ix)	For Unit Price Contracts, all information showing compliance with the requirements of Section 27.8.

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27.6	PHI Payment of Final Invoice. PHI’s payment of the Final Invoice shall be subject to the following:

(i)	Within thirty (30) of PHI receipt of the Final Invoice PHI will either approve and pay said Final Invoice, subject to deductions listed in Subsection 27.6(iv), or notify Contractor in writing of the need for additional supporting data and/or reasons for withholding approval.

(ii)	In the event that any portion of the Work does not conform to the requirements of the Contract, PHI may, at its sole discretion, either refuse to pay the Final Invoice or withhold a portion of the payment of the Final Invoice until such nonconformance is corrected. The withholding of any payment or portion thereof shall not preclude PHI from pursuing any other rights or remedies it may have at law or in equity.

(iii)	In the event the Contract provides a discount for prompt payment, such discount shall be calculated from the date of PHI’s receipt of an approved Final Invoice.

(iv)	Notwithstanding anything to the contrary provided for herein, all Final Payment Invoices are subject to the following:

(a)	A deduction for all previous payments;

(b)	A deduction for all charges for services, Materials, Equipment, and other items furnished by PHI or chargeable to the Contractor;

(c)	A deduction for all amounts sufficient to completely indemnify PHI against any such loss, damage, claim, or lien, including attorney’s fees and disbursements which PHI, in its sole discretion, believes that it may sustain, or PHI may become liable for, and which is chargeable to Contractor or any Subcontractor of any tier; and

(d)	A deduction for amounts disputed by PHI (which amounts Contractor may seek to recover through the Dispute Resolution procedure provided for in Section 25.4).

(v)	Payment of a Final Invoice by PHI shall not be considered as conclusive evidence of the performance of the Contract, either wholly or in part, nor shall any such payment be construed as acceptance of any defective part of the Work.

(vi)	Should any loss, damage, claim, or lien be incurred by PHI, made or established after payment of the Final Invoice to Contractor, Contractor shall refund and pay to PHI a sum equal to the loss or damage sustained by PHI thereby including, without limitation, all monies that PHI may have paid or may be compelled to pay in satisfying, discharging, and/or defending against such claim or lien, including attorney’s fees and disbursement.

(vii)	Acceptance by Contractor of PHI’s payment of the Contract Price shall constitute a waiver by Contractor of all claims against PHI.

27.7	Work Provided on a Time and Material Basis. When the Contract provides for payment to be made on a time-and-material basis (a “Time-and-Material Contract”), Contractor shall, as directed by PHI’s Project Manager, furnish time documentation on forms agreed upon by the Parties that support invoices for costs associated with hourly employees and Material and Equipment used. Signing of such forms by PHI’s Project Manager, or his designee, does not constitute agreement with associated invoices.

27.8	Unit Price Schedule. When the Contract provides for payment to be made on a unit price basis (a “Unit Price Contract”) the charges on all invoices shall be equal to the product of quantities of units received by PHI and prices listed on a detailed schedule of unit prices (the “Schedule of Unit Prices”) agreed to by the Parties at the time of Contract execution. PHI reserves the right to review all Contractor invoices, and to require the Contractor to revise such invoices to correct discrepancies. The Schedule of Unit Prices shall serve as a basis for pricing additions or deletions to the Contract. IN NO EVENT SHALL ANY INVOICE BE ACCEPTED FOR PAYMENT UNTIL SUCH TIME AS A SCHEDULE OF UNIT PRICES AND QUANTITIES IS RECEIVED AND APPROVED BY PHI.

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27.9	Invoices for Extra Work and Overtime. Unless otherwise directed by PHI’s Project Manager Contractor shall submit all invoices for Extra Work and overtime premiums separately and, must include with such submission, the Contract Change Authorization Form authorizing such Extra Work or overtime premiums.

Article XXVIII	Confidentiality

28.1	Confidential Information. All knowledge and information that Contractor may receive from PHI or from its employees, or by virtue of the performance of Work under and pursuant to this Contract, including but not limited to, all financial, economic, business, operational, strategic, regulatory, technical or other information regarding PHI or any Affiliate, including all business and marketing plans, customer lists, pricing information, policies and procedures, software, specifications, drawings, models, scopes of work, reports, forecasts, data, know-how, designs, algorithms, software programs, financial projections, research, developments, ideas and operations, including any material bearing or incorporating any such information, whether contained in or relayed by writing, electronic form, verbally, or otherwise, and whether disclosed prior to or after the date hereof shall collectively be defined for purposes of this Agreement as “Confidential Information”. Confidential Information shall not include any information that: (i) Contractor can reasonably demonstrate was in its possession, care, custody or control, on a non-confidential basis, prior to disclosure hereunder; (ii) is or becomes publicly known through no wrongful act of Contractor; (iii) is lawfully received by Contractor from a third party not bound by a confidentiality obligation to PHI; or (iv) has been independently developed without reference to or use of any Confidential Information.

28.2	Use of Confidential Information. Contractor shall treat all Confidential Information for all time and for all purposes as strictly confidential and held by Contractor in confidence, and solely for PHI’s benefit and use, and shall not be used by Contractor or directly or indirectly disclosed by Contractor to any third party except with PHI’s prior written permission.

28.3	Return of Confidential Information. At PHI’s request Contractor shall return all Confidential Information to PHI or provide a written certification that all such Confidential Information and/or copies have been destroyed.

28.4	Remedy for Breach. Contractor acknowledges and agrees that PHI shall be irreparably harmed if Contractor’s obligations under this Article XXVIII are not specifically enforced and that money damages would be inadequate to remedy any Contactor breach of such obligations. Therefore, Contractor agrees and consents that, in addition to any other remedy that PHI may have at law or in equity, PHI may seek to enforce this Contract by injunction, restraining order, or other equitable remedy, which may be granted immediately upon commencement of a suit and without notice or prejudice to any other remedy Contractor may have. Contractor waives (i) the defense that damages at law will be adequate to remedy such breach or threatened breach of this Contract and (ii) any requirement or entitlement to demand that PHI post any bond in connection with any suit at equity to enforce the above provisions with respect to Confidential Information.

Article XXIX	Patent Fees and Royalties

29.1	Contractor to Pay Fees. Contractor shall pay all license fees and royalties that may be payable on account of the Services or any part thereof, and shall otherwise assume all costs incidental to the use of any invention, design process, or device which is the subject of patent rights or copyrights held by others.

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29.2	Indemnification by Contractor for Breach. In the event of a claim that the manufacture, use or sale of any of the Goods, Material, Equipment, or any part thereof, supplied or used under this Contract constitutes infringement of any patent, copyright or proprietary information rights of others, Contractor shall, at it sole expense:

(i)	Indemnify and hold harmless PHI and Titleholder from and against any such claim and shall defend any suit or proceeding brought against PHI and/or Titleholder based on such claim and Contractor shall pay all damages and costs awarded therein against PHI and Titleholder; and

(ii)	At PHI’s sole option, either procure for PHI the right to use said Goods, Material and/or Equipment, including any part thereof, to modify said Goods, Material and/or Equipment so that they become substantially equal but non-infringing, or remove said Goods, Material and/or Equipment and refund the Contract Price and the transportation, installation and associated costs thereof.

Article XXX	Compliance with Laws and PHI Requirements

30.1	Compliance with Employment Related Laws. Contractor shall comply with all applicable international, federal, state and local laws, rules, and regulations including, without limitation and incorporated by reference herein, Section 202 of Executive Order 11246 (41 CFR Part 60), Section 503 of the Rehabilitation Act of 1973 (41 CFR Part 741), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (41 CFR Part 60-250), Public Law 95-507 (15 USC 637(d)), and all immigration laws pertaining to employment. Contractor, in accepting this P.O., agrees that it shall certify, in writing, such compliance at PHI’s request. Where a Contractor provides more than $550,000 worth of goods and/or services to PHI in a calendar year, or more than $1,000,000 worth of construction contracts, such Contractor shall have in place a subcontracting plan that contains goals for the award of subcontracts to small, minority and protected class businesses. Protected class businesses include those owned and operated by women, veterans, service-disabled veterans and those operating in historically underutilized business zones (HUB Zones). Where requested, Contractor shall provide a copy of its subcontracting plan. Contractor understands that it may be selected to report its subcontracting activities to PHI on a quarterly basis through use of a web portal, access to which will be provided by PHI. Contractor, in accepting this P.O., agrees that, if selected, it will participate in such quarterly reporting.

30.2	Compliance with Safety Related Laws and Regulations. Contractor shall comply with the federal Occupational Safety and Health Act (“OSHA”) Construction Safety and Health Standards, Construction Industry Standards (29 CFR part 1926), applicable General Industry Standards (29 CFR part 190), and all other applicable laws, ordinances, rules, regulations, and orders of any public body having jurisdiction for the safety of persons or property or to protect them from damage, injury, or loss. Contractor shall furnish and erect all temporary barricades required by Federal, state, or local laws, ordinances, rules, or regulations, by any governmental authority or by Project conditions. All such barricades shall be arranged so as to ensure the safety of all workers, persons, and property, and shall be removed by Contractor at the completion of the Work.

30.3	Compliance with Transportation Related Laws and Regulations. Contractor and its Subcontractors and suppliers shall comply with all applicable U.S. Coast Guard and U.S. Corps of Engineers codes and regulations while working on waterways. Contractor shall adhere to traffic control regulations for all applicable Federal, state, and local governmental bodies with authority over traffic or highways relating to the Work and/or the Project.

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30.4	Maintenance of Records. Contractor shall, and shall require all its Subcontractors, to keep all records, file all reports and otherwise comply with all federal, state and local laws and regulations applicable to the Work including, without limitation, all laws and Executive Orders and pertinent rules and regulations adopted thereunder applicable to contractors. This Contract is deemed to include all provisions specifically required by law to be incorporated herein. If Contractor performs any work contrary to such laws or regulations, Contractor shall promptly, without cost or expense to PHI, modify its performance as necessary to so comply.

30.5	Permits and Licenses. Permits and licenses necessary for performance of the Work shall be secured and paid for by Contractor, unless otherwise directed by PHI. Contractor shall be duly registered, and shall hold whatever licenses are required for the specific work being performed, in the state in which the work is to be performed. Unless waived by PHI, all Drawings provided by Contractor shall contain the approval and seal or stamp of a professional engineer.

30.6	Compliance with Codes. Contractor shall ensure that all Goods and Services comply with local, state and federal codes and regulations, appropriate industry codes and standards, and accepted industry practice. Contractor shall ensure that its personnel are familiar with the above codes, standards and regulations and their appropriate application.

Article XXXI	Indemnification

31.1	Contractor Liability. Contractor shall have the absolute and entire responsibility and liability for any and all injury, loss or damage of any kind or nature whatsoever, direct or indirect, suffered by any person or property (which terms for the purposes of this Contract shall respectively include, without limitation, any employees or agents of Contractor or of any of its Subcontractors, and any property of Contractor, or of any of its Subcontractors, or its employees or agents, and any property of PHI, or of any of its contractors, or its employees or agents) and arising out of, caused by, resulting from or suffered in connection with, the performance of the Work provided for in the Contract or any activity connected therewith. The term “activity connected therewith”, for the purposes of this Article, shall include without limitation any operation, control or use by or for Contractor or any of its Subcontractors (or any employees or agents of either) of any Equipment of PHI, whether such Equipment was furnished by PHI with or without charge, and whether or not such Equipment is being so operated, controlled or used was operated or controlled by any of PHI’s employees.

31.2	Contractor Indemnification. Contractor shall, at his own expense, take all measures necessary to safeguard PHI’s personnel and real property from any injuries or damage, including but not limited to, such injuries or damages arising out of or resulting from the acts or omissions of Contractor’s personnel, including without limitation such injuries or damages only to the extent required by law. Contractor hereby agrees to indemnify and hold harmless PHI and any and all of PHI’s directors, officers, employees, agents and servants, and every other person directly or indirectly engaged on behalf of PHI in any activity connected with the performance of the Contract or such Work, from and against any and all demands, claims, liabilities, damages, losses, judgments, costs or expenses (including attorney’s fees) incurred by the indemnitee in connection with injuries or damages to persons and/or property arising out of or resulting from any Work performed hereunder (or any activity connected therewith) including, but not limited to, such injuries or damages arising out of or resulting from acts or omissions of Contractor, any of its employees or agents, and/or acts or omissions of any Subcontractor, or their employees or agents, and including without limitation such injuries or damages arising out of or resulting from the negligence of indemnitee and excluding such injuries or damages only to the extent required by law. Contractor agrees to defend, at its expense, any suit or action brought against PHI and/or any of PHI’s employees based on any such alleged injuries or damages to persons and/or property arising out of or resulting from any Services performed hereunder (or any activity connected therewith). In the event that Contractor fails to assume PHI’s defense under the terms of this provision, it shall pay, in addition to the costs and expenses stipulated above, any and all costs to PHI, including attorneys’ fees, in acting to enforce Contractor’s obligation hereunder.

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Article XXXII	Insurance

32.1	Insurance Requirements. Before commencing the delivery of Goods or the provision of any Services under this Contract, Contractor shall procure and maintain at its own expense the following minimum insurance in forms and with insurance companies acceptable to PHI:

(i)	Workers’ Compensation insurance for statutory obligations imposed by Workers Compensation, Occupational Disease, or other similar laws;

(ii)	Employer’s Liability: $1,000,000 per occurrence;

(iii)	Business Automobile Liability (for all owned, non-owned, hired, and leased vehicles): $2,000,000 per occurrence;

(iv)	Comprehensive General Liability (including contractual liability insurance): $2,000,000 per occurrence, and an aggregate, if any, of at least $4,000,000. The contractual liability insurance coverage shall insure the performance of the contractual obligations assumed by Contractor under this Contract, including specifically, but without limitation thereto, Article XXXI entitled “Indemnification”;

(v)	Professional Liability (errors & omissions), where applicable, covering the professional services being delivered by Contractor: $1,000,000 per occurrence. Such coverage shall remain in force for a minimum of three years following termination of Services under this Contract; and

(vi)	Any other insurance as may be required by PHI in the PO.

32.2	Proof of Insurance. Upon execution of this Contract, Contractor shall provide to PHI’s Corporate Insurance Department, located at 701 Ninth Street, NW, Washington, DC 20068, certificates of insurance acceptable to PHI with respect to the above insurance requirements, and with respect to subparagraphs (ii), (iii), (iv) and (v) above, naming PHI, its officers, directors, employees and agents as additional insureds. Such certificates and insurance coverage required by this Section 32.2 shall contain a provision that no coverage afforded under the policies will be canceled, materially changed or allowed to expire until at least thirty (30) days prior written notice has been given to PHI. Such insurance shall provide a waiver of subrogation in favor of PHI, state that coverage is primary to any other valid insurance available to PHI (to the extent permitted by applicable insurance law), and allow cross liabilities and coverage regardless of fault.

32.3	Insurance for Subcontractors. Contractor shall maintain adequate insurance coverage for Subcontractors, and in the event any Subcontractor(s) provide any Goods and/or Services for Contractor, Contractor shall require such Subcontractor(s) to maintain insurance in accordance with the requirements of this Article XXXII.

Article XXXIII	Audit

33.1	Contractor Maintenance of Financial Records. Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract. All accounting and control systems shall be maintained in accordance with Generally Accepted Accounting Principals.

33.2	Contractor Maintenance of Other Required Records. Contractor shall keep full and detailed records of all Work and billings to PHI under this Contract for a period up to a including at least three years after Final Completion and shall exercise such controls as may be necessary for proper management of non-financial aspects of the Contract.

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33.3	PHI Access to Contractor Records. PHI and its authorized representative shall be afforded access to, and shall be permitted to audit and copy, the Contractor’s Records, during the period that such records must be maintained by Contractor under this Contract. PHI’s representative shall have reasonable access to the Contractor’s facilities, shall be allowed to interview all current or former employees to discuss matters pertinent to the performance of this Contract and shall be provided adequate and appropriate work space, to conduct audits in compliance with this Section.

33.4	PHI Right to Audit Contractor Records. If an audit inspection or examination in accordance with this Section discloses overpricing or overcharges (of any nature) by the Contractor in excess of one percent (1%) of the total Contract billings, in addition to making adjustments for overcharges, the reasonable actual cost of PHI’s audit shall be reimbursed to the PHI by the Contractor. Any adjustments and/or payments which must be made as a result of any such audit or inspection of the Contractor’s invoices and/or Records shall be made within 30 days of presentation of PHI’s findings to Contractor.

33.5	Subcontractor Compliance. Contractor shall require all Subcontractors to comply with the provisions of this Section by including in any written contract agreement the flow-down right of audit provisions by PHI or its representative.

Article XXXIV	Force Majeure

34.1	Definition. Neither Party shall be considered to be in default in the performance of its obligations under this Contract, to the extent that the performance of any such obligation is prevented or delayed by an event of “Force Majeure” which, for purposes of this Contract, shall mean any event beyond the reasonable control of the affected Party (and the results of such events) including, but not limited to, any war, declared or not, hostilities, belligerence, blockade, revolution, insurrection, terrorism, riot, or public disorder; expropriation, requisition, confiscation, or nationalization; export or import restrictions by any Governmental Authorities; closing of harbors, docks, canals, or other assistances to or adjuncts of the shipping or navigation of or within any place; rationing or allocation, whether imposed by law, decree, or regulation, or by compliance of industry at the insistence of any Governmental Authorities; fire, earthquake, volcano, tide, tidal wave, or perils of the sea; typhoons, hurricanes, tornadoes, lightning, and drought; epidemic or quarantine; provided, however, that the following events, matters or things shall not constitute Force Majeure: (i) any labor disturbance or dispute of Contractor’s personnel or any Subcontractor’s personnel at the Site; and (ii) mechanical failures unless caused by Force Majeure. Contractor shall bear the risk of loss to all items damaged or destroyed by a Force Majeure event.

34.2	Notice of Event. If either Party’s ability to perform its obligations under the Contract is affected by an event of Force Majeure, such Party shall promptly, upon learning of such event and ascertaining that it will affect its performance under the Contract, give notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. Such notice shall be given no later than two (2) days after the affected Party ascertains that its performance will be affected. Failure to give such notice within the time specified shall be deemed a waiver of the relief for Force Majeure provided herein.

34.3	Extension of Time for Performance. The Party claiming Force Majeure may only extend the time for its performance for a period, which in PHI’s sole opinion, would be necessary to compensate in time for the effect of such Force Majeure event.

34.4	Excuse From Performance. In the event that the performance by either Party or a portion thereof is rendered impossible by a Force Majeure event, that portion of performance so affected shall be deemed terminated and the Contract Price shall be adjusted accordingly.

34.5	Risk of Loss. Contractor shall bear all costs and expenses caused by a Force Majeure event and the risk of loss to all items damaged or destroyed by a Force Majeure event.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

Article XXXV	Mechanic’s Liens

35.1	Contractor Release of Liens. Unless waived by PHI, Contractor shall provide, as a condition to any payment by PHI of a Partial Payment Invoice, an executed release of liens in the form attached hereto as Attachment G (“Contractor Partial Release of Liens Certificate”) releasing PHI and its property from any and all claims or right of mechanics or materialman’s lien associated with labor and/or Material furnished by the Contractor or any of its Subcontractor’s up to the date of said Contractor Partial Release of Liens Certificate and for the amount of the Partial Payment Invoice. Contractor shall provide, as a condition to payment by PHI of the Final Invoice, an executed release of liens in the form attached hereto as Attachment F (“Contractor Final Release of Liens Certificate”) releasing PHI and its property from any and all claim or right of lien associated with labor and/or Material furnished by the Contractor or any of its Subcontractor’s under the Contract. Contractor shall execute and deliver all such documents, if any, as may be required under local law to make the foregoing release effective and shall give all required notices to Subcontractors with respect to the foregoing release.

35.2	Subcontractor Compliance. Unless waived by PHI, Contractor shall also provide, as a condition to payment by PHI of any Partial Payment Invoice and the Contractor’s Final Invoice, executed releases of liens from Subcontractors in the form attached hereto as Attachment H (“Subcontractor Release of Liens Certificate”) that expressly provides the same waiver as provided by Contractor under the Contractor Release of Liens described in Section 35.1.

35.3	Lien Removal by Contractor. Should the Contractor’s Subcontractors file a lien against PHI’s property, or any part thereof, as a result of providing labor and/or Material under this Contract, Contractor shall be responsible for promptly acting to remove any such lien through bonding, payment, or other legal action as required by PHI at Contractor’s expense. In the event that Contractor fails to promptly act to remove the lien, Contractor shall pay any and all costs incurred by PHI, including attorneys’ fees, to remove the lien.

Article XXXVI	Subcontracting

36.1	Use of Subcontractors. Subject to PHI’s review and prior approval Contractor may employ Subcontractors, contract employees, consultants or other non-employees, to complete any part or parts of its Work under this Contract.

36.2	Contractor Accountable to PHI. No subcontract, or other arrangement under which Contractor uses a non-employee to perform any portion of the Work, shall in any way relieve the Contractor of its obligations to PHI under this Contract, nor purport to bind PHI thereunder. All subcontracts, purchase orders and rental agreements shall contain a provision permitting the assignment thereof by the Contractor to PHI.

36.3	Subcontractors Subject to Terms of this Contract. Each Subcontractor employed by the Contractor shall agree in writing to abide by the terms and conditions of this Contract. If required by PHI, Contractor shall provide written acknowledgement, executed by each Subcontractor, of compliance with this provision.

36.4	No Contractual Relationship Between PHI and Subcontractors. Except as to subcontracts expressly assumed by PHI, this Contract does not create any contractual relationship between any Subcontractor and PHI. PHI shall have no obligation to communicate directly with any Subcontractor. The Contractor shall keep Subcontractors fully informed of all aspects of Work on the Project, including information provided by PHI at any pre-bid and pre-award meetings.

36.5	Contractor Is Responsible for Subcontractors. The Contractor shall be liable to PHI for the acts and omissions of its Subcontractors and of persons either directly or indirectly employed by them including, specifically, an obligation to indemnify PHI for acts and omissions of its Subcontractors as set forth in Section 31.2.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

36.6	Subcontractors to Provide Supervisory Personnel. Contractor shall ensure that each Subcontractor provides sufficient supervision to assure proper attention to the Work done on the Project and to provide reasonable liaison with PHI through the Contractor. These supervisory personnel shall be authorized to act upon notices, directions, and instructions of the Contractor and make all necessary decisions relating to Work on the Project. Whenever Subcontractors are working on the Project Site, a representative of the Contractor shall also be present.

36.7	Subcontracting by Subcontractors. Contractor shall ensure that Subcontractors shall not subcontract their assigned Work or duties to any other individual, group or person not directly on their payroll with the exception(s) of the following conditions:

(i)	Suppliers of plant and/or Equipment necessary to perform the Work;

(ii)	Suppliers of Material or material components necessary to perform the Work;

(iii)	Wholly-owned subsidiary companies of Subcontractor; and/or

(iv)	As may be otherwise approved by PHI.

Article XXXVII	Miscellaneous

37.1	Non-Waiver. No waiver by PHI of any provision of this Contract shall be effective unless expressly contained in a writing signed by PHI. Failure by PHI to enforce any provision of this Contract or to exercise any right arising out of this Contract shall not be deemed a waiver of that provision or right, or of any other provision or right, and no waiver by PHI of any breach shall be construed to be a waiver of any prior or succeeding breach.

37.2	Severability. If any term or condition of this Contract shall be deemed to be unlawful or unenforceable by a Federal or state court or agency of competent jurisdiction, such determination shall have no effect on the validity and enforceability of the other terms and conditions of this Contract and the challenged term or condition shall be deemed deleted or modified to the extent necessary for such term or condition to be effective to the fullest extent.

37.3	Third Party Beneficiaries. PHI’s Affiliates are third party beneficiaries under this Contract fully- entitled, either alone or with PHI or any other Affiliate of PHI, to enforce and take the benefit of any and all rights of PHI under this Contract.

37.4	Entire Agreement and Interpretation. This Contract constitutes the entire agreement between the Parties, and supersedes all prior proposals, agreements and understandings, whether oral or written, relating to the subject matter of the Contract. No amendment to this Agreement shall be effective unless executed by authorized representatives of both Parties.

37.5	Representations. Each Party represents and warrants to the other (i) that if it is a corporation it is validly existing and in good standing under the laws of the state of its incorporation; (ii) that it has full power and authority to execute and deliver this Contract and to carry out the actions required of it by this Contract; (iii) that the execution and delivery of this Contract and the transactions contemplated hereby have been duly and validly authorized; (iv) that all Contract Documents will be duly and validly executed by an authorized representative of the Party and constitutes a legal, valid and binding agreement of said Party; (vi) that it is not in violation of any applicable law, statute, order, rule, regulation, or judgment promulgated or entered by any federal, state, or local Governmental Authority, which violation could reasonably be expected to materially adversely affect the performance of its obligations under this Contract; and (vii) that it will comply with all laws, rules, regulations, codes, and standards of all federal, state, and local Governmental Authorities applicable to its compliance with this Contract.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

37.6	Independent Contractor. Contractor’s relationship to PHI under this Contract shall be that of independent contractor and shall not be construed to constitute Contractor, or any of its employees or Subcontractors, as an authorized representative, agent, associate, joint venturer, or partner of PHI.

37.7	Use of PHI Methods, Equipment and Facilities. PHI’s methods, Equipment, and facilities shall, at all times be owned by PHI and any use by Contractor of said methods, Equipment and facilities shall, at all times, be subject to PHI’s discretion and shall remain under PHI’s exclusive direction and control.

37.8	Set-Off. Any amount owed to Contractor by PHI or any of PHI’s Affiliates shall be subject to deduction by PHI for any setoff, counterclaim, or indemnification right arising out of this or any other Contract from PHI or any of PHI’s Affiliates to Contractor.

37.9	Term and Conditions for Gas Contracts. To the extent that the Work to be provided hereunder will be performed at, near or around facilities used by PHI for the distribution, sale or use of natural gas, the terms and conditions contained herein shall be supplemented by terms and conditions contained in Attachment I attached hereto which terms and conditions are incorporated by reference herein and made a part hereof.

37.10	Public Communication. Contractor agrees to cooperate with PHI in maintaining good community relations. PHI will issue all public statements, press releases, and similar publicity concerning the Work, its progress, completion, and characteristics. Contractor shall not, without the prior written consent of PHI, use in advertising, publicity or otherwise, the name or logo of PHI, or the name or logo of any affiliate of PHI, or refer to the existence of this Contract in any press release, website, advertising or promotional material. Contractor shall, within five (5) days of the date of this Agreement, remove any existing reference to PHI or its affiliates from any website.

37.11	Choice of Law and Venue. This Contract is to be interpreted and enforced under the law of the jurisdiction where the Goods are to be delivered or the Services are to be rendered (without regard to the choice of law provisions thereof), and any dispute involving the Contract shall be heard in a court of competent jurisdiction in such jurisdiction. Where the Goods and/or Services are provided to or performed in more than one jurisdiction, this Contract is to be interpreted and enforced under Delaware law.

37.12	PHI Remedies. All of the remedies hereunder enjoyed by, or given to, PHI, are cumulative, and are in addition to any other rights or remedies which PHI may have at law, in equity or otherwise, and each such remedy is not exclusive of, and does not limit, any other remedy in any way.

37.13	Assignability. This Contract is not assignable by either Party without the written consent of the other Party; provided, however, that PHI shall be permitted to assign its rights and obligations hereunder to an Affiliate without the prior consent of Contractor.

37.14	Prohibition Against Employment of PHI Employees. Without the express prior written permission of PHI, Contractor shall not (directly or indirectly) solicit, hire or otherwise retain any employee of PHI.

37.15	Survival of Provisions. The following provisions of this Contract shall survive the termination of the Contract and the performance of the Work contemplated by the Contract: Sections 2.1, 2.2, and 17.1 and Articles XXIV, XXV, XXVII, XXXVIII, XXIX, XXXI, XXXIII, XXXV and XXXVII.

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

37.16	Notification of “Miss Utility” or “One Call”. Contractor shall notify “Miss Utility” or “One Call” at least forty-eight (48) hours, or such other time required by the jurisdiction within which the Work is being performed, before commencing any excavation in connection with Work on the Project.

37.17	Prohibition Against Contractor Gifts or Gratuities. PHI has a policy prohibiting its employees, agents, inspectors, consultants and contractors, and the employees, agents, or representatives of any of them, from soliciting or accepting bribes, gifts, gratuities, favors, services or anything of material value from others including, but not limited to, vendors, suppliers, contractors and subcontractors, and the employees, agents, or representatives of any of them, during or in any way connected with their participation in work done for PHI. Upon request, Contractor shall furnish written evidence that all of its employees assigned to Work covered by this Contract are aware of the policy and agree to abide by its terms.

37.18	Limitation of Liabilities. PHI shall not be liable to Contractor for consequential, incidental, punitive, exemplary or indirect damages suffered by Contractor or any Subcontractor, supplier or customer of Contractor, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise. The liability limitations herein imposed on remedies and the measure of damages shall be without regard to the cause or causes related thereto, including without limitation, PHI’s negligence, whether such negligence is sole, joint or concurrent, or active or passive. To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining and adequate remedy is inconvenient and the liquidated damages constitute a reasonable approximation of the harm or loss.

37.19	Notices. Any notice, demand for information or document required or authorized by this Contract to be given to a Party shall be given in writing and shall be sufficiently given if delivered by overnight mail, overnight courier or hand delivered against written receipt, or if transmitted and received by facsimile transmission addressed as set forth below, or if sent to such Party by overnight mail, overnight courier or hand delivery to such other address as such Party may designate for itself by notice given in accordance with this Section 37.19. Any such notice shall be effective only upon actual receipt thereof by the addressee. All notices given by facsimile shall be confirmed in writing, delivered or sent as aforesaid, but the failure to so confirm shall not in any manner render ineffective the original notice. The address for the delivery of notices and bills to each Party and the respective telephone and facsimile numbers are as follows:

(i)	For PHI:

(ii)	For Contractor:

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY

CONSTRUCTION CONTRACT

STANDARD TERMS AND CONDITIONS

ATTACHMENT A

PHI SERVICE COMPANY

CONTRACT SAFETY REQUIREMENTS

1. OVERVIEW: This document, Contractor Safety Requirements - Attachment A, outlines the safety requirements for Contractors of Pepco Holdings, Inc., (PHI) and its affiliates (as designated on the face of the Purchase Order to which this document is attached). The Purchase Order, together with the applicable attached PHI Terms and Conditions, Statement of Work, this Attachment A, and other documents which may be identified on the face of the Purchase Order, constitute the Contract. It is not the intent of PHI to identify, in this document, activities required for Contractors to be in compliance with Occupational Safety and Health Administration (hereinafter “OSHA”) regulations, or with other applicable federal, state or local statutes, regulations, or ordinances. This document is intended to reflect and to incorporate by reference PHI’s safety policies and procedures.

2. CONTRACTOR RESPONSIBILITY FOR COMPLIANCE:

a. Law - It is the Contractor’s sole responsibility to understand and to comply fully with all applicable federal, state and local statutes, regulations, and ordinances.

b. PHI Safety Requirements - It is the Contractor’s sole responsibility to understand and to comply fully with all applicable PHI safety procedures and safety handbook(s), including any site-specific requirements.

c. Project Specific Technical Safety Requirements - For any project there may be additional, and often more specific, safety requirements. It is the Contractor’s sole responsibility to understand and follow the project specific technical safety requirements, as communicated by PHI. In the event Contractor identifies a conflict or potential conflict between the project specific technical safety requirements and applicable law or general PHI requirements, Contractor should bring such matter to the attention of the PHI Representative (see paragraph 7(b), below) for resolution.

d. Qualified Employees - It is the Contractor’s sole responsibility to provide qualified, trained employees.

e. Contractor compliance with Sections 2(a) – 2 (d) above shall be considered a requirement of the contract. Failure to comply may be considered by PHI to be a breach of the Contract.

3. CONTRACTOR DEFINED: As used herein, Contractor shall refer to the Contractor, its employees, officers, agents, representatives and permitted assigns and subcontractors.

4. COSTS OF COMPLIANCE: The Contractor’s cost to provide the appropriate safety measures and to comply with the Law and PHI’s Safety Requirements must be considered and included as an integral part of the bid/proposal submission.

5. DATA REQUESTS / OTHER REPORTING: PHI may periodically request certain workforce statistical data, including but not limited to: (1) Lost Time Incident (LTI) rate for workers; (2) Restricted Work rate; and (3) OSHA Recordable Incident (ORI) rate. Upon request, Contractor shall promptly provide such information to PHI.

6. CONTRACTOR SAFETY AT PHI (SOURCING AND COMMUNICATION):

a. Safety performance is a prime consideration in the selection of Contractors. Contractor safety begins with the selection of Contractors who have demonstrated a good safety record. As a general principle, PHI favors Contractors that have an EMR in the top quartile of the applicable service category.

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b. PHI’s goal is to ensure that Contractors with both long-term or sustaining working relationships and those with short duration contracts share the same safety values and demonstrate those values through their work performance.

c. Safety communication covers all methods by which PHI and the Contractor communicate about safety and all methods by which Contractor in turn communicates with its employees, officers, agents, representatives and permitted assigns and subcontractors about safety. Communication begins early in the bidding phase and is on-going as an integral part of PHI’s relationship with its Contractors. PHI expects that such safety communication will be an on-going and integral part of the Contractor’s relationship with its employees, officers, agents, representatives and permitted assigns and subcontractors. The goal is to ensure clarity and to limit misunderstandings.

7. SAFETY COMPLIANCE:

a. PHI reserves the right to immediately remove any contractor employee(s) from all work on PHI contracts, whether present and/or future, if they violate any PHI rules, including all Cardinal Safety Rules enumerated in the Cardinal Safety Rule Policy.

b. PHI will include any additional safety and health performance requirements in the Purchase Order and will hold the Contractor accountable for meeting such contractual requirements. Such additional, specific safety requirements may include, but not be limited to, information included in bid specifications and pre- bid and pre-award documents, as incorporated into the Statement of Work, as well as the applicable PHI safety procedures and safety handbook(s), including any site-specific or project specific requirements, for the work to be performed by the Contractor.

c. As indicated in Section 2, above, safety compliance is the Contractor’s responsibility. PHI will assign a designated individual (hereinafter “PHI’s Representative”) to provide additional guidance and oversight to the Contractor.

d. PHI evaluates Contractor compliance by conducting routine and/or unannounced site visits, observing formal Contractor safety inspections, responding to reports of alleged non-compliance, and reviewing various aspects of the Contractor’s safety management program and similar quality management activities. PHI may perform formal audits and may issue formal evaluations. Contractor hereby agrees to cooperate with PHI in the performance of any such audit.

e. If a safety violation is observed by the PHI Representative, or a PHI employee, the violation will be discussed with the Contractor (as defined in Section 3, above) at the time of discovery.

f. If directed by PHI, the Contractor must immediately initiate corrective actions and implement measures to prevent a recurrence.

g. The Contractor shall monitor individual Contractor personnel in order to be able to identify those with poor safety records. Individuals who repeatedly violate safety rules shall be removed from the project. Individuals who commit a single serious violation of a safety rule(s) should also be considered for removal depending on the circumstances involved. PHI reserves the right to require the removal of such individual(s) from similar current PHI projects and to bar such individual(s) from future PHI projects or sites.

h. If a Contractor is observed to be operating in a manner that creates, or could reasonably be expected to create, an imminent danger to persons or property, the PHI Representative or a PHI employee observing the hazard is empowered to stop the job or that portion of the job impacted until the issue has been resolved to the satisfaction of PHI’s Representative.

i. The Contractor shall, immediately upon receipt of any safety-related citations or notices incurred on the project, notify and forward such citation or notice to PHI’s Representative. The Contractor shall also immediately notify PHI of any governmental safety or environmental inspection.

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j. Willful and/or repeat violations of safety requirements by the Contractor may be considered by PHI, in its sole and exclusive discretion, to be a breach of the contract and reason for immediate suspension of work, removal from the project, contract modification or termination, and/or removal from PHI’s approved bidder’s list in PHI’s sole and exclusive discretion.

k. If the Contractor’s overall safety performance is determined by PHI, in its sole and exclusive discretion, as unsatisfactory or noncompliant with contract provisions, or if the Contractor is unwilling to demonstrate to PHI’s satisfaction, sufficient safety program improvement, such behavior may be considered a breach of the contract and reason for suspension of work, removal from the project, contract modification or termination, and/or removal from PHI’s approved bidder’s list in PHI’s sole and exclusive discretion.

8. GENERAL REQUIREMENTS:

a. As indicated in Section 2, it is the Contractor’s responsibility to comply fully with the Law and with PHI’s Safety Requirements.

b. In cases where there is more than one method of compliance with a given safety rule or regulation, the Contractor may deviate from PHI practices only if it can demonstrate to PHI’s Representative that the alternative practice provides an equal or greater margin of safety. Any such deviation must be expressly approved by PHI’s Representative prior to utilization of the practice.

c. PHI may provide more detailed information and guidance regarding any specific procedures prior to commencement of work.

9. ADMINISTRATIVE REQUIREMENTS:

a. Pre-Bid Meeting - Where a Pre-Bid meeting is coordinated by PHI, bidders will be provided with an opportunity to review applicable safety requirements and specific safety issues concerning the project, including but not limited to PHI procedures, safety handbooks and known site conditions. Where a Pre- Bid meeting is not held, and or subsequent to a Pre-Bid Meeting but prior to responding to the Request for Proposals (hereinafter “RFP”), Contractor may request further information or documentation from PHI, which responses will be shared with all bidders.

b. Safety Plan - Contractors who are bidding to perform work which PHI has designated as requiring a project-specific Safety Plan shall submit the plan with its response to the RFP or Bid. Such Plan will be approved as part of the bid award process. At a minimum, the Safety Plan shall include the following elements:

1. Roles and Responsibilities – Identification of who will be responsible for project safety oversight and such individual’s qualifications. For multi-Contractor work-sites, each Contractor is responsible for its employees, officers, agents, representatives and permitted assigns and subcontractors. The Safety Plan shall clearly state the scope of this responsibility.

2. Scope of Work (SOW)– The plan must specifically identify the elements of the SOW for which the plan is applicable.

3. Task and Hazard Identification - Significant tasks to be performed by the Contractor as well as anticipated hazards and/or exposures shall be identified.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

4.	Hazard Mitigation Procedures and Work Methods - For each hazard or exposure identified, the Contractor shall specify measures that will be taken to mitigate such hazards or exposures. A table format may be used to organize and present the task, hazard, and mitigation steps. For example:

Location:	Substation Yard
Task	Hazard	Mitigation Steps
Material Handling	Contact with overhead energized lines/equipment	Off-load in the clear and have a safety observer present

5. Incident Analysis and Reporting – Specifically include, at a minimum, any unique or special incidental analysis or reporting that might arise out of the SOW.

6. Compliance Monitoring – Contractor shall define any unique or special methods necessitated by the SOW which will ensure that employees, officers, agents, representatives and permitted assigns and subcontractors will achieve safety compliance.

c. Contractor Orientation – Contractor Orientation is intended to serve as a communications forum to identify PHI safety requirements and the resources / references applicable to the specific contract work to be performed. This orientation session is not intended to train Contractor’s management, its employees, or subcontractors.

1. The extent and content of the orientation session shall be commensurate with the scope and type of the Contractor’s activities and may include an orientation video(s).

2. The Contractor’s management representative responsible for the performance of the work shall attend the orientation session.

3. After the completion of the orientation session, and prior to commencement of the work, an appropriate Contractor management representative shall certify in writing that: (1) the Contractor has been informed of PHI safety requirements; (2) that employees, officers, agents, representatives and permitted assigns and subcontractors have the appropriate qualifications to perform the work; and (3) the Contractor agrees to comply with all applicable safety requirements. The Contractor shall complete and return the safety acknowledgment form provided at the orientation.

d. Project Kickoff – When deemed necessary by PHI, a pre-construction or project kickoff meeting will be held with the Contractor prior to the commencement of work. At the meeting:

1. The parties will review and discuss the Contractor’s Safety Plan, if one was required.

2. Hazard mitigation measures will be reviewed; work will not commence until these hazards have been adequately addressed. The meeting will address the methods by which compliance will be achieved in accordance with applicable safety requirements.

3. When requested, the Contractor shall exchange an Emergency Call List with PHI. The list must contain 24-hour contact information for key Contractor and PHI personnel. This list will be distributed to all appropriate parties.

4. For facility service contracts, a review of associated safety issues and specific facility issues, restrictions or practices, such as evacuation procedures will be addressed. Any changes in the facility that may affect the safety of Contractor or PHI employees or third parties will be communicated immediately.

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e. Safety Meetings and Job Safety Briefs - During the periods when work is being performed, the Contractor shall conduct regular safety meetings with their employees and subcontractors. In addition, each crew shall conduct job safety briefs: (1) prior to each day’s work; (2) when there are changes to the work order or plan; (3) and/or when a new worker joins the crew. Documentation of such job safety briefs shall be readily available at the job site for inspection and retained for the duration of the project or thirty (30) days, whichever is longer.

10. INCIDENT REPORTING AND INVESTIGATION:

a. An Incident is an unplanned event that results in, or could potentially result in, (1) harm to people; (2) damage to property; and/or (3) adverse public impact.

b. There are four categories of Incidents:

1. Injury / Illness – an event or occurrence that causes harm to a person or persons;

2. Property Damage - an event or occurrence that causes damage to property, whether owned by PHI, the Contractor, another Contractor, or the public;

3. Adverse Public Impact – an event or occurrence that disrupts service to the public or result in adverse publicity or public reaction;

4. Near-Miss – an event or occurrence which had the potential under different circumstances to any of the above.

c. A Hazardous Condition is a condition that requires actions to rectify and requires further investigation in accordance with this Section, in order to prevent such Hazardous Condition from becoming an Incident.

d. If an Incident occurs, the first priority is to minimize exposure of personnel and/or the public to the potential for additional injury or consequence and to ensure that the injured receive medical treatment. Contractor shall report promptly any Incident(s) to PHI’s Representative.

e. Incident Reporting – The PHI reporting requirement outlined herein does not substitute for any applicable legal reporting requirements. In the event of an Incident, the Contractor shall collect and immediately provide to PHI the following information.

1. What happened?

2. Who and how many people were injured or became ill?

3. What treatment was administered?

4. What was the nature and seriousness of the injury / illness?

5. Where did the incident occur?

5. When did the incident occur (date, time of day)?

6. Were there any witnesses?

7. Whether a governmental agent appeared at the work site in connection with the Incident.

f. Incident Investigation – If directed by PHI, the Contractor shall conduct an investigation that will identify contributing factors relating to the Incident and the corrective actions that will be taken to prevent recurrence. Such investigation shall be completed within the time period required. The results of the investigation shall be described in a report prepared by the Contractor and provided to PHI. The Contractor may use its internal incident reporting forms, however, PHI reserves the right to require reports be submitted in a form acceptable to it after discussion with the Contractor.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT B

CONTRACT CHANGE AUTHORIZATION FORM

Please Print Clearly and Fill Form Out Completely

Change Order No.:

Master Bid Specification Rider No.:	Project and Site:

Purchase Order No.:

From:	(Contractor)

To:	(Owner)

Work on the Project referred to above shall be changed as follows [Describe change completely, including any price and schedule and change or impact on Work and or Project]:

Attach any new or revised drawings or specifications and indicate whether there are any such attachments.     ___________ Yes there are attachments                             _________No attachments

OWNER	CONTRACTOR

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT C

CERTIFICATE OF SUBSTANTIAL COMPLETION

PO Number:

Project and Site:

Date:

This document is to certify that the Work required under the above reference PO Number, or the portion of said Work described below, has been substantially completed and any tests verifying performance have been completed in accordance with the specifications. The Work is hereby accepted by PHI and taken over by PHI as complete with the exception of the outstanding items listed in the attached Punch List.

It is agreed that the Warranty period shall begin on the date of this Certificate.

OWNER

By:

Name:

Title:

Date:

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT D

PUNCH LIST

PO Number:

Project and Site:

#	Item Description	Date Completed
No Items to complete

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT E

LIST OF APPROVED HAZARDOUS WASTE DISPOSAL SITES

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT F

CONTRACTOR FINAL RELEASE OF LIENS CERTIFICATE AND AFFIDAVIT

For RIDER OR PO NO.__________

STATE/COMMONWEALTH OF	)

) ss:

COUNTY OF	)

I, _______________________________ having been duly sworn, depose and state that:

(NAME)

1.	I am		of
		(TITLE)		(COMPANY)

(“Contractor”) and have personal knowledge of the facts stated below. I am authorized to act on Contractor’s behalf to make this Release of Liens and Affidavit.

2.           Contractor, in performing the Work for (Owner) identified in Specification Rider No. ____________ at _______________________ (Project site), provided labor, materials, and services, as appropriate, necessary to complete the Work.

3.           Contractor has been paid in accordance with the terms of its Contract with Owner, and is submitting this Final Release of Liens and Affidavit as required by the Contract.

4.          Contractor has paid in full all subcontractors performing Work, in accordance with the terms and conditions of its subcontracts and its Contract with Owner, for all labor supplied or performed, all equipment used or provided, and all materials furnished in connection with Contractor’s Work on the Project, including all Social Security, Unemployment Insurance and other taxes applicable thereto and Contractor owes no one for any labor, equipment and/or materials provided in connection with the Project or for any taxes incurred in connection with Work on the Project. As evidence of such satisfaction of the foregoing obligations, Contractor provides the Subcontractor Release of Liens form attached hereto which has been executed by the duly authorized representatives of each of the subcontractors retained by Contractor for the Project.

5.          No person has made any claims against Contractor for any unpaid labor, equipment, materials, or other items referred to in Paragraph 4, above and Contractor is aware of no such claims that could legitimately be raised.

6.          Contractor waives, releases, relinquishes, and forever discharges any and all claims or right of lien which it may have upon the Project site, structures, buildings, installations and/or premises described above under any applicable law relating to mechanics’ liens for services, labor, equipment, materials, or otherwise, except as to $ __________, the amount retained by Owner pursuant to the Contract.

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7.          Contractor makes all claims of any kind arising directly or indirectly from the Project that it may have against Owner, and is not aware of any claims that any other person may have against Owner that might arise directly or indirectly from the Project.

8.          Contractor makes this Release of Liens and Affidavit to induce Owner to make payments and to release to Contractor the amounts retained in reliance on the truth of the statements made above.

Contractor Company Name

By:	[Signature]

[Print Name]

[Title]

SUBSCRIBED AND SWORN TO before me this ____ day of ________________, 20_________.

Notary Public
My Commission expires
.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT G

CONTRACTOR PARTIAL RELEASE OF LIENS CERTIFICATE AND AFFIDAVIT

For RIDER OR PO NO._________

STATE/COMMONWEALTH OF	)

) ss:

COUNTY OF	)

I, _____________________________________ having been duly sworn, depose and state that:

(NAME)

1.	I am		of
		(TITLE)		(COMPANY)

(“Contractor”) and have personal knowledge of the facts stated below. I am authorized to act on Contractor’s behalf to make this Release of Liens and Affidavit.

2.         Contractor, in performing the Work for (Owner) identified in Specification Rider No. _______________ at __________________ (Project site), provided labor, materials, and services, as appropriate, necessary to complete the Work.

3.         Contractor has been paid for Work performed through ____________ (Date) in accordance with the terms of its Contract with Owner, and is submitting this Partial Release of Liens and Affidavit as required by the Contract.

4.         Contractor has paid in full all subcontractors for Work performed through ______________(Date), in accordance with the terms and conditions of its subcontracts and its Contract with Owner, for all labor supplied or performed through ___________(Date), all equipment used or provided through ______________(Date), and all materials furnished through ___________ (Date) in connection with Contractor’s Work on the Project, including all Social Security, Unemployment Insurance and other taxes applicable thereto and Contractor owes no one for any labor, equipment and/or materials provided in connection with the Project or for any taxes incurred in connection with Work on the Project.

5.         No person has made any claims against Contractor for any unpaid labor, equipment, materials, or other items referred to in Paragraph 4, above and Contractor is aware of no such claims that could legitimately be raised.

6.         Contractor waives, releases, relinquishes, and forever discharges any and all claims or right of lien which it may have upon the Project site, structures, buildings, installations and/or premises described above under any applicable law relating to mechanics’ liens for services, labor, equipment, materials, or otherwise for all Work performed by itself or by its Subcontractors through ___________(Date), except as to $__________, the amount retained by Owner pursuant to the Contract.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

7.         Contractor makes all claims of any kind arising directly or indirectly from the Project that it may have against Owner through __________(Date), and is not aware of any claims that any other person may have against Owner through _________(Date) that might arise directly or indirectly from the Project.

8.         Contractor makes this Release of Liens and Affidavit to induce Owner to make payments and to release to Contractor the amounts retained in reliance on the truth of the statements made above.

Contractor Company Name

By:	[Signature]

[Print Name]

[Title]

SUBSCRIBED AND SWORN TO before me this ____ day of ________________, 20_________.

Notary Public
My Commission expires
.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT H

SUBCONTRACTOR RELEASE OF LIENS CERTIFICATE

Each of the subcontractors listed below, as evidenced by the signature of their duly authorized representatives, hereby: (1) acknowledge receipt of payment in full for any services, materials, equipment or other items it provided fully; and (2) completely waive, release, relinquish, and forever discharge any and all claims or right of lien which it may have against ____________________________________ (“Owner”) or upon the Owner’s Project site, structures, buildings, installations and/or premises under any applicable law, including relating to mechanics’ liens for services, labor, equipment, materials, or otherwise.

Subcontractors	Signature of Duly Authorized Representative

1.	1.

2.	2.

3.	3.

4.	4.

5.	5.

6.	6.

7.	7.

8.	8.

9.	9.

10.	10.

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009

PHI SERVICE COMPANY
CONSTRUCTION CONTRACT
STANDARD TERMS AND CONDITIONS
ATTACHMENT I

TERMS APPLICABLE TO POs REQUIRING PROVISION OF WORK ON GAS FACILITIES

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PHI Service Company Construction Contract Standard Terms and Conditions	Version 12.5 April 10, 2009